                                                                      Exhibit 1
                          SECURITIES PURCHASE AGREEMENT


                                   DATED AS OF

                                JANUARY 31, 1996

                                     BETWEEN

                          GOLDEN PRESS HOLDING, L.L.C.

                                       AND

                         WESTERN PUBLISHING GROUP, INC.

                                TABLE OF CONTENTS



                                                                                                               Page

ARTICLE I.  SALE AND PURCHASE

   Section 1.1.  Agreement to Sell and to Purchase................................................................2
   Section 1.2.  Closing..........................................................................................3
   Section 1.3.  Purchase Price...................................................................................3

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF BUYER

   Section 2.1.  Organization and Qualification...................................................................4
   Section 2.2.  Authority Relative to this Agreement.............................................................4
   Section 2.3.  Financing Arrangements...........................................................................5
   Section 2.4.  Investment Intent................................................................................5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Section 3.1.  Organization and Qualification...................................................................6
   Section 3.2.  Capitalization...................................................................................6
   Section 3.3.  Subsidiaries and Equity Investments..............................................................7
   Section 3.4.  Authority Relative to this Agreement.............................................................9
   Section 3.5.  Reports and Financial Statements; Undisclosed Liabilities.......................................10
   Section 3.6.  Absence of Certain Changes or Events............................................................11
   Section 3.7.  Litigation......................................................................................12
   Section 3.8.  Disclosure......................................................................................12
   Section 3.9.  Employee Benefit Plans..........................................................................14
   Section 3.10.  ERISA..........................................................................................15
   Section 3.11.  Compliance with Applicable Laws................................................................16
   Section 3.12.  Taxes..........................................................................................17
   Section 3.13.  Certain Agreements.............................................................................18
   Section 3.14.  Takeover Provisions Inapplicable...............................................................19
   Section 3.15.  Company Action.................................................................................19
   Section 3.16.  Fairness Opinions..............................................................................19
   Section 3.17.  Financial Advisors; Expenses...................................................................20
   Section 3.18.  Title to Property..............................................................................20
   Section 3.19.  Intellectual Property..........................................................................21
   Section 3.20.  Licenses, Permits and Authorizations...........................................................21
   Section 3.21.  Insurance......................................................................................22
   Section 3.22.  Environment....................................................................................22
   Section 3.23.  Related Party Transactions.....................................................................23
   Section 3.24.  No Company Material Adverse Effect.............................................................24

ARTICLE IV.  CONDUCT OF BUSINESS PENDING THE SALE AND PURCHASE

   Section 4.1.  Conduct of Business by the Company..............................................................24
   Section 4.2.  Notice of Breach................................................................................28

ARTICLE V.  ADDITIONAL AGREEMENTS

   Section 5.1.  Access and Information..........................................................................29
   Section 5.2.  Company Proxy Statement.........................................................................29
   Section 5.3.  Stockholders' Meeting...........................................................................30
   Section 5.4.  HSR Act.........................................................................................31
   Section 5.5.  Additional Agreements...........................................................................31


   Section 5.6.  No Solicitation.................................................................................32
   Section 5.7.  Transfer Restriction............................................................................33
   Section 5.8.  Director and Officer Indemnification and Insurance..............................................33
   Section 5.9.  Board of Directors..............................................................................34
   Section 5.10.  Redemption of Company Preferred Stock..........................................................34
   Section 5.11.  Expenses.......................................................................................34
   Section 5.12.  Related Party Transactions.....................................................................35
   Section 5.13.  Moore Termination..............................................................................35

ARTICLE VI.  CONDITIONS PRECEDENT

   Section 6.1.  Conditions to Each Party's Obligation to Effect the Sale and Purchase...........................35
   Section 6.2.  Conditions to Obligation of the Company to Effect the Sale and Purchase.........................36
   Section 6.3.  Conditions to Obligations of Buyer to Effect the Sale and Purchase..............................37

ARTICLE VII.  TERMINATION, AMENDMENT AND WAIVER

   Section 7.1.  Termination.....................................................................................39
   Section 7.2.  Effect of Termination...........................................................................41
   Section 7.3.  Amendment.......................................................................................41
   Section 7.4.  Waiver..........................................................................................41

ARTICLE VIII.  GENERAL PROVISIONS

   Section 8.1.  Non-Survival of Representations, Warranties and Agreements......................................42
   Section 8.2.  Notices.........................................................................................42
   Section 8.3.  Expenses; Termination Fees......................................................................44
   Section 8.4.  Publicity.......................................................................................46
   Section 8.5.  Specific Performance............................................................................46
   Section 8.6.  Interpretation..................................................................................46
   Section 8.7.  Miscellaneous...................................................................................46

Exhibit A -- Form of Series B Certificate of Designations
Exhibit B -- Form of Warrant
Exhibit C -- Form of Registration Rights Agreement
Exhibit D -- Form of Opinion of Willkie Farr & Gallagher
Exhibit E -- Form of Opinion of Milbank, Tweed, Hadley & McCloy

                 INDEX OF DEFINED TERMS

                                                        PAGE

Beneficial ownership......................................36
Bernstein..................................................5
Business Combination Proposal.............................26
Buyer......................................................1
Buyer Disclosure Schedule..................................3
Buyer Material Adverse Effect..............................3
CERCLA....................................................18
Closing....................................................2
Closing Date...............................................2
Code......................................................11
Commission.................................................6
Companies..................................................6
Company Benefit Plans.....................................10
Company Common Stock.......................................1
Company Disclosure Schedule................................4
Company Material Adverse Effect............................4
Company Meeting...........................................24
Company Preferred Stock....................................5
Company Proxy Statement...................................10
Company SEC Reports........................................8
Company Voting Matters....................................25
Confidentiality Agreement.................................23
Continuing Directors......................................27
Environmental Laws........................................18
ERISA.....................................................10
Exchange Act...............................................3
Excluded Employees........................................20
Expenses..................................................34
GAAP.......................................................8
Governmental Entity.......................................13
HSR Act....................................................3
Intellectual Property.....................................16
Interim SEC Reports........................................8
Irrevocable Proxies.......................................31
Moore.....................................................11
New Preferred Shares.......................................1
New Preferred Stock........................................1
Purchase Price.............................................2
Registration Rights Agreement..............................3
Securities Act.............................................3
Series B Certificate of Designations.......................1
Significant Agreements....................................14
Significant Subsidiary.....................................6
Snyder....................................................19
Stock Option Plan..........................................5
Subsidiaries...............................................6
Subsidiary.................................................6
Superior Proposal.........................................26
Tax Subsidiaries..........................................13
Third Party...............................................35
Third Party Business Combination..........................35
Warrant....................................................1
WPV.......................................................25

                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of January 31, 1996, between Western Publishing Group, Inc., a Delaware corporation (the "Company"), and Golden Press Holding, L.L.C., a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to create a series of its Preferred Stock, no par value, consisting of 13,000 shares ("New Preferred Shares") designated as its "Series B Convertible Preferred Stock" (the "New Preferred Stock"). The terms, limitations and relative rights and preferences of the New Preferred Stock are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company, substantially in the form of Exhibit A attached hereto (the "Series B Certificate of Designations");

                  WHEREAS,   the  Company   desires  to  issue  a  warrant
(the "Warrant") to purchase an aggregate of 3,250,000 shares (subject to adjustment) of the common stock, par value $.01 per share, of the Company ("Company Common Stock"), substantially in the form of Exhibit B attached hereto;

                  WHEREAS, Buyer desires to purchase the New Preferred Shares and the Warrant from the Company, and the Company desires to sell the New Preferred Shares and the Warrant to Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the members of Buyer and the Board of Directors of the Company have approved, and deem it advisable and in the best interests of their members and stockholders, respectively, to consummate the purchase and sale of the New Preferred Shares and the Warrant, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Board of Directors of the Company, subject to Section 5.3 hereof, has resolved to recommend approval of the purchase and sale of the New Preferred Shares and the Warrant and the other transactions contemplated herein to the holders of all the issued and outstanding shares of Company Common Stock;

NOW,   THEREFORE,   in   consideration   of  the  foregoing   premises  and
the representations, warranties and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I.

                                SALE AND PURCHASE

          Section 1.1. Agreement to Sell and to Purchase. On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell, and deliver the New Preferred Shares and the Warrant to Buyer, and Buyer shall purchase and accept the New Preferred Shares and the Warrant from the Company.

          Section 1.2. Closing. The closing of such sale and purchase (the "Closing") shall take place (i) at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, at 10:00 a.m. on the day on which the last of the conditions set forth in Article VI is satisfied or waived, or (ii) at such other time and place as the parties hereto shall agree in writing. The date on which the Closing is to occur is herein referred to as the "Closing Date."

          At the Closing, the Company shall deliver to Buyer or its designees a stock certificate representing the New Preferred Shares and the Warrant, each of which shall be duly executed on behalf of the Company and registered in the name of Buyer (or its nominee). In full consideration for the New Preferred Shares and the Warrant, Buyer shall thereupon pay to the Company the Purchase Price (as defined below) as provided in Section 1.3 hereof.

          Section 1.3. Purchase Price. The aggregate purchase price for the New Preferred Shares and the Warrant ("Purchase Price")shall be $65,000,000. At the Closing, Buyer shall deliver to the Company $65,000,000 by wire transfer of immediately available funds to such account as the Company shall designate not less than three business days prior to the Closing Date.



                                   ARTICLE II.

                 REPRESENTATIONS  AND  WARRANTIES  OF BUYER

                  Buyer represents and warrants to the Company as follows:

          Section 2.1. Organization and Qualification. Buyer is a limited liability company duly authorized and validly existing under the laws of the state of Delaware and has the requisite power to carry on its business as it is now being conducted and currently proposed to be conducted. Buyer is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its business, properties, assets, condition (financial or otherwise), liabilities or operations (a "Buyer Material Adverse Effect"). Complete and correct copies as of the date hereof of the certificate of formation of Buyer have been delivered to the Company as part of a disclosure schedule delivered by Buyer to the Company on the date of this Agreement (the "Buyer Disclosure Schedule").

          Section 2.2. Authority Relative to this Agreement. Buyer has the requisite power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the Registration Rights Agreement between the Company and Buyer to be entered
into  on  the  Closing   Date  (the   "Registration   Rights Agreement"),
substantially  in  the  form  of  Exhibit  C  attached   hereto, and  the
consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on the part of Buyer. This Agreement and the Registration Rights Agreement, upon its execution, each constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other proceedings on the part of Buyer are necessary to authorize this Agreement or the Registration Rights Agreement and the transactions contemplated hereby and thereby. Buyer is not subject to or obligated under (i) any operating agreement, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, that would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Buyer Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Section 2.2 of the Buyer Disclosure Schedule or, in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions
contemplated   by  this   Agreement,   other  than
filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not reasonably be expected to have a Buyer Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

          Section 2.3. Financing Arrangements. Buyer has funds available to it sufficient to effect the transactions contemplated by this Agreement.

          Section 2.4. Investment Intent. Buyer is acquiring the New Preferred Shares and the Warrant for investment for its own (or an affiliate's) account, not as a nominee or agent and not with a view to the distribution of any part thereof in violation of law. Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.


                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyer as follows:

          Section 3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse
effect on the business,   properties,   assets,   condition   (financial  or
otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies as of the date hereof of the Restated Certificate of Incorporation and By-laws of the Company and each of its subsidiaries have been delivered to Buyer or its representatives as part of a disclosure schedule delivered by the Company to Buyer on the date of this Agreement (the "Company Disclosure Schedule").

          Section 3.2. Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 100,000 shares of preferred stock, no par value. As of the date hereof, 21,276,074 shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable (which figure does not include shares issued upon exercise of employee stock options granted after October 28, 1995), 208,800 shares of Company Common Stock are held in the Company's treasury, 19,970 shares of preferred stock designated as Series A Preferred Stock ("Company Preferred Stock") are outstanding, and no shares of Company Preferred Stock are held in the Company's treasury. As of October 28, 1995, employee stock options to acquire up to 1,705,300 shares of Company Common Stock were outstanding, and employee stock options to purchase 311,500 shares of Company Common Stock were issued from such date through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. As of the date hereof, except for (i) options to acquire up to 1,725,133 shares of Company Common Stock issued to employees of the Company pursuant to the Amended and Restated 1986 Employee Stock Option Plan of the Company (the "Stock Option Plan") and (ii) 416,042 shares of Company Common Stock issuable upon conversion of the Company Preferred Stock, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Section 3.2 of the Company Disclosure Schedule sets forth a complete and correct list of (a) all agreements, offering
memoranda,  registration statements,   prospectuses  or  offering  circulars
concerning sales or attempted sales of the Company's securities (whether by the Company or by a substantial stockholder) since January 1, 1992 and
(b) all written proposals concerning the acquisition or proposed acquisition of the Company's securities since January 1, 1992. As of the date hereof, the New Preferred Shares, including the Series B Certificate of Designations, and the Warrant were duly authorized by the Company's Board of Directors. On or prior to the Closing Date, assuming approval of the Company Voting Matters (as defined in Section 5.3 hereof) by holders of the Company Common Stock, the Series B Certificate of Designations will have become effective in accordance with the DGCL, and all of the New Preferred Shares and all of the shares of Company Common Stock issuable in payment of dividends in respect of or upon conversion of the New Preferred Shares and upon exercise of the Warrant will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever. The Company has duly reserved 3,250,000 shares of Company Common Stock for issuance upon exercise of the Warrant and 9,620,000 shares of Company Common Stock for issuance upon conversion of the New Preferred Stock and upon payment of stock dividends in respect thereof. The Company has not agreed to register any securities under the Securities Act (other than pursuant to the Registration Rights Agreement and the Registration Rights Agreement, dated as of even date herewith, between Richard A. Bernstein ("Bernstein") and certain of his affiliates and the Company).

          Section 3.3.  Subsidiaries and Equity Investments.

          (a) Section 3.3 of the Company  Disclosure  Schedule sets forth  (i)
the  name  of  each   corporation  that  is  a "Significant Subsidiary" (as
such term is defined in Rule 1-02 of  Regulation  S-X of the Securities  and
Exchange Commission   (the    "Commission")    (such subsidiaries hereinafter
referred to collectively as "Subsidiaries" and individually as a "Subsidiary",
and collectively with the Company,   the "Companies")),   (ii)  the  name  of
each corporation,  partnership,  joint venture or other entity (other  than
the   Subsidiaries)  in  which  any  of the Companies  has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above,
(A) the jurisdiction of incorporation, (B) the capitalization thereof and the percentage of each class of voting capital stock owned by any of the Companies, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such
corporation,   and  (E)  a description   of  any   other contractual  charge
or impediment which would materially limit or impair any of the Companies' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

          (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except as specified in Section 3.3 of the Company Disclosure Schedule) are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any liens, claims, charges, security interests or other
legal   or   equitable   encumbrances, limitations   or restrictions.  There
are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise
acquire any issued  or  unissued   shares  of capital  stock  of  any
Subsidiary. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 or as disclosed in Section 3.3 of the Company Disclosure Schedule, the Company
does not own, directly or indirectly,   any  interest  in  any  other
corporation, partnership, joint venture or other business association or entity.

          Section 3.4. Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and the Registration Rights Agreement and to issue the Warrant and, subject to approval of the Company Voting Matters by holders of the Company Common Stock, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors. Each of this Agreement, the Registration Rights Agreement (when executed) and the Warrant (when issued) constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of Company Common Stock described in Section 5.3, no other proceedings on the part of
the Company are  necessary  to  authorize  this  Agreement,   the Registration
Rights Agreement and the Warrant and the transactions contemplated hereby and thereby.

          Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither the Company nor any subsidiary is subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, that would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, or a right to receive a severance or other similar payment, by its executing and carrying out this Agreement and the transactions contemplated herein, except, in the case of clause (ii), where such breach, violation or default would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section
3.4 of the Company Disclosure Schedule or, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated hereby, except where the failure to so file or register or to receive an authorization, consent or approval would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.5.  Reports and Financial Statements; Undisclosed
Liabilities.

          (a) The Company has furnished Buyer with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended January 29, 1994 and January 28, 1995, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995, July 29, 1995 and October 28, 1995, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1993 and (iv) all other reports filed with, or
registration   statements   declared   effective  by, the Commission  since
December 31, 1992, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company filed or was required to file with the Commission from that date through the date hereof (clauses (i) through
(iv)  being   referred  to  herein collectively as the "Company SEC Reports").
From the date hereof through the Closing Date, the Company will furnish to Buyer copies of any reports and registration statements to be filed with
the  Commission   (the  "Interim  SEC Reports")  within a reasonable  amount of time prior to filing thereof. As of the their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such reports and registration statements. As of their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (or the Interim SEC Reports, as the case may be) comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published
rules and  regulations of the  Commission  with respect   thereto.   The
financial   statements  and  the condensed financial statements, as
applicable, included in the Company SEC Reports (or in the Interim SEC Reports, as the case may be) (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books and records of the Company.

          (b) Except as set forth in Section  3.5(b) or Section 3.17 of  the
Company   Disclosure   Schedule  and  except  for indebtedness or liabilities
that are reflected or reserved against in the most recent financial statements included in the Company SEC Reports or that have been incurred since October 28, 1995 in the ordinary course of business, the
Company  does  not  have  any  liabilities,   whether absolute, accrued,
contingent or otherwise.

          Section 3.6. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as disclosed in Section 3.6 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement, since October 28, 1995, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability),
(ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, in the future would reasonably be expected to have, a Company Material Adverse Effect, or (iii) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale or purchase of assets) except in the ordinary course of business consistent with past practice.

          Section 3.7. Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended January 28, 1995, or the Company's Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995, July 29, 1995 and October 28, 1995, or as disclosed in Section
3.7 of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary which, either alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any subsidiary having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any such Company Material Adverse Effect.

          Section 3.8. Disclosure . None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the proxy statement of the Company, including any amendments or supplements thereto (collectively, the "Company Proxy Statement"), to be mailed to the
stockholders   of  the  Company  in   connection   with  the   transactions
contemplated herein will, at the time of the mailing of the Company Proxy Statement and at the time of the Company Meeting (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Company Proxy Statement based upon information expressly furnished by or on behalf of Buyer for use therein. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or
other  instrument  specified  in  this  Agreement,   including  without
limitation the Company Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and no fact or circumstance exists or has occurred which has, or in the future can reasonably be expected to have, a Company Material Adverse Effect which has not been disclosed in this Agreement, the Company Disclosure Schedule or the Company SEC Reports. Prior to the date hereof, the Company has provided or made available to Buyer or its representatives complete and accurate copies of (i) all unredacted minutes of meetings and written consents of the Board of Directors of the Company and committees thereof since January 1, 1993 and (ii) all documents and agreements, including any amendments, renewals or modifications thereof, referenced in the Company Disclosure Schedule.

          Section 3.9. Employee Benefit Plans. (a) Except as disclosed in the Company SEC Reports or as disclosed in Section 3.9(a) of the Company Disclosure Schedule, there are no material employee benefit or compensation plans, agreements or arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries has an obligation to make contributions or material collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, "Company Benefit Plans"). No default exists with respect to the obligations of the Company or any of its subsidiaries under any such Company Benefit Plan, which default, either alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Since January 1, 1993, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Company Benefit Plans, that have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its subsidiaries or, to the best knowledge of the Company, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, either alone or in the aggregate, would reasonably be expected have a Company Material Adverse Effect. Since January 1, 1993 there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

          (b) All of the approximately 175 employees of the Company or its subsidiaries who, pursuant to letters distributed in December 1993, were made beneficiaries of certain benefits payable upon a "change of control" of the Company have subsequently received letters in July 1994 effectively terminating such benefits, and no such person has or will, or could in the future, under any circumstances, become eligible for such benefits. Section 3.9(b) of the Company Disclosure Schedule sets forth in reasonable detail the amount of benefits that would have been payable to such beneficiaries who are employed by the Company or any of its subsidiaries on the date hereof pursuant to such letters had all the requisite conditions therefor been subsequently satisfied in December 1993 and assuming that such benefits had never been revoked.

          (c) The employment of John F. Moore ("Moore") with the Company and its subsidiaries was terminated as of January 26, 1996. The terms of such termination are set forth in Section 3.9(c) of the Company Disclosure Schedule.

          Section 3.10. ERISA. All Company Benefit Plans have been administered in accordance with, and are in compliance with, the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other Laws, domestic or foreign, except where such failures to administer or comply would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined, or, as described in Section 3.10 of the Company Disclosure Schedule, is in the process of being determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans, including any failure to request a determination letter from the Internal Revenue Service regarding any such plan's compliance with the applicable requirements of the Tax Reform Act of 1986 within the Code Section 401(b) remedial amendment period.

          None of the Company Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and, as disclosed in the Coopers & Lybrand actuarial report dated April 7, 1995 delivered by the Company to the Buyer prior to the date hereof, the fair market value of the assets of each such plan equal or exceed the accrued liabilities of such plan. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company's Benefit Plans which could subject the Company, its subsidiaries or Buyer to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code and which would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 3.10 of the Company Disclosure Schedule, no Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Benefit Plan have been instituted by the Pension Benefit Guaranty Corporation under Title IV of ERISA; and no reportable event within the meaning of Section 4043(c) of ERISA has occurred with respect to any Company Benefit Plan. Neither the Company nor any of its subsidiaries has any outstanding liability under Section 4062, 4063 or 4064 of ERISA with respect to any "single-employer plan", as defined in Section 4001(a)(15) of ERISA, and, to the best knowledge of the Company, no event has occurred which could reasonably be expected to result in any such liability except for any such liability which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of
Section 4201 of ERISA, from any "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries except for any such liability which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years except for any such transaction which would not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have complied with all requirements of the Worker Adjustment and Retraining Notification Act and any similar state or local "plant closing" law with respect to the employees of the Company and its subsidiaries, except for such failures to comply as would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current, former or retired employee of the Company and its subsidiaries, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time for payment or vesting of any benefits under any Company Benefit Plan.

          Section 3.11. Compliance with Applicable Laws. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in
Section 3.11 of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance, regulation, order or writ of any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), except for possible violations that individually or in the aggregate do not and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, that would affect any of their respective assets, properties or operations, except for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries (a) is pending, nor (b) to the knowledge of the Company, (i) is threatened nor
(ii) has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of all material filings and correspondence with, reports to, and transcripts of any significant proceedings (including dates thereof) before, any Governmental Entity since January 1, 1993.

          Section 3.12.  Taxes.

          (a) Each of the Company and the  subsidiaries  of which it owns  50%
or  more  of  the   capital   stock  (the  "Tax Subsidiaries") has filed all
tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns, except where the failure to pay would not reasonably be expected to have a Company Material Adverse Effect. The information contained in such tax returns is true, complete and accurate in all material respects, except where a failure to be so would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Tax Subsidiary is delinquent in the payment of any assessed tax or other assessed governmental charge, except where such delinquency would not
reasonably be expected to have  a  Company  Material   Adverse  Effect.
Except as disclosed in Section 3.12 of the Company Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Tax Subsidiaries that have not been finally settled or paid in full, which would reasonably be expected to have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending.

          (b) Neither the Company nor any of its subsidiaries is a party to any contract or arrangement which would result in an "excess parachute payment" within the meaning of Section 280G of the Code as a
consequence   of  the transactions   contemplated  hereby,   assuming  for
this purpose   satisfaction  of  the  requirements  of  Section
280(G)(b)(2)(A)(i) of the Code.

          Section 3.13. Certain Agreements. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Significant Agreement (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Company Material Adverse Effect. Section 3.13(a) of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of each agreement, contract and commitment of the following types, written or oral, to which the Company or its subsidiaries is a party or by which they or any of their assets are bound: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit;
(b) employment, severance and material consulting agreements; (c) licenses of patent, trademark and other rights relating to any Intellectual Property (as defined below) and any other licenses, permits and authorizations relating to the businesses of the Company and its subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment in excess of $100,000 or resulted in a payment obligation in excess of $100,000 in the calendar year ended December 31, 1995; (d) joint venture or partnership contract or agreement; and (e) consignment sales contracts and franchise agreements (whether as franchisor or franchisee) granting the franchisee the privilege to sell the franchisor's products or services in a specified geographic area ((a) through (e) collectively, "Significant Agreements"). Prior to the date hereof, the Company has delivered or made available to Buyer or its representatives complete and correct copies of all written Significant Agreements together will all amendments thereto,
and  accurate  descriptions  of  all  oral  Significant  Agreements.   Each
Significant Agreement is in full force and effect and is binding upon the Company and, to the Company's knowledge, is binding upon such other parties, in each case in accordance with its terms. There are no material unresolved disputes involving the Company or any of its subsidiaries under any Significant Agreement.

          Section 3.14. Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Closing Date, Section 203 of the DGCL is, and shall be, inapplicable to the transactions contemplated by this Agreement (including the granting of an irrevocable proxy by Bernstein to Buyer). Section 3.14 of the Company Disclosure Schedule sets forth a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that such section of the DGCL is, and shall be, inapplicable to the transactions contemplated by this Agreement.

          Section 3.15. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by unanimous vote of the directors (i) determined that the transactions that are the subject of the Company Voting Matters (as defined in Section 5.3 hereof) are advisable and in the best interests of the Company and its stockholders, (ii) recommended the approval of this Agreement, the transactions that are the subject of the Company Voting Matters and the other matters to be voted upon at the Company Meeting as contemplated hereby by the holders of the Company Common Stock and directed that the transactions that are the subject of the Company Voting Matters and the other matters to be voted upon at the Company Meeting as contemplated hereby be submitted for consideration by the Company's stockholders at the Company Meeting, and (iii) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may
purport  to  be  applicable  to  the  transactions   contemplated  by  this
Agreement.

          Section 3.16. Fairness Opinions. The Company has received, and has furnished the Buyer with a complete and correct copy of, the written opinion of each of Bear, Stearns & Co. Inc. ("Bear Stearns") and Jefferies & Company, Inc. ("Jefferies"), the financial advisors to the Company, dated the date hereof, to the effect that the consideration to be received by the Company for the New Preferred Shares and the Warrant is fair to the Company from a financial point of view, and such opinions have not been withdrawn or otherwise modified.

          Section 3.17.  Financial Advisors; Expenses.

          (a) Except for Bear Stearns and Jefferies, a complete and correct copy of the engagement letter between each of whom and the Company has been furnished to Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (b) The fees, costs and expenses (including without limitation, all attorneys' and accountants' fees and expenses but excluding the fees, costs and expenses incurred by Buyer and its affiliates) incurred through the date hereof by each of the Company and its subsidiaries, any committees of the Company's Board of Directors and Bernstein in connection with the transactions contemplated hereby, including,
without limitation,  all severance and related  costs,   consulting   fees,
payments  made  for non-compete   agreements  and  all  fees  and  commissions
(including   expenses)   payable  to  Bear   Stearns   and Jefferies,  as well
as a good faith projection of all such fees, costs and expenses that will be incurred by each such party from the date hereof through the Closing Date, are set forth in reasonable detail on Section 3.17 of the Company Disclosure Schedule.

          Section 3.18. Title to Property. Except as set forth on Section 3.18 of the Company Disclosure Schedule, the Company and its subsidiaries have good, marketable and unencumbered title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them or that is required for the conduct of the businesses of the Company or its subsidiaries as presently conducted, free and clear of all liens, security interests, claims, encumbrances and
charges,   excluding  (i)  liens  for  fees,  taxes,   levies,   duties  or
governmental charges of any kind that are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by
appropriate   proceedings,   (iii)   easements  and  similar   encumbrances
ordinarily  created for fuller  utilization and enjoyment of property,  and
(iv) liens or defects in title or leasehold rights that, in the aggregate, do not and would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.19. Intellectual Property. The Companies own or possess adequate licenses or other valid rights to use all patents, patent rights, copyrights, service marks, service mark rights, trademarks, trademark rights, trade names, trade name rights, proprietary characters and products (or any likeness or other attribute thereof) and proprietary information used or held for use in connection with the businesses of the Company and its subsidiaries (collectively, the "Intellectual Property") as currently being conducted and are unaware of any assertions or claims challenging the validity of any of the foregoing that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse

Effect; and the conduct of the businesses of the Company and its subsidiaries as now conducted or now proposed to be conducted by the Company does not and will not conflict with any patents, patent rights, copyrights, service marks, service mark rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way that would reasonably be expected to have a Company Material Adverse Effect. No known existing infringement of any proprietary right owned by or licensed by or to the Company and its subsidiaries would reasonably be expected to have a Company Material Adverse Effect. Other than as set forth in the Company SEC Reports or Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, since January 1, 1993, has transferred, assigned, hypothecated or otherwise disposed of any rights to use, produce, market or in any way exploit through any electronic medium (including computer software) any Intellectual Property. Except as set forth in Section
3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, orally or in writing, has assigned, transferred, hypothecated or otherwise disposed of (or agreed to do any of the foregoing) any of its rights with respect to any Intellectual Property to any affiliates of the Company, or any officers, directors or affiliates of any officers or directors of the Company, except to wholly owned subsidiaries of the Company or the Company.

          Section 3.20. Licenses, Permits and Authorizations. No license, permit or authorization that is currently held by the Company or any of its subsidiaries with respect to the businesses of the Company and its subsidiaries, or which is required for the conduct of the businesses of the Company or its subsidiaries as presently conducted, is subject to any restriction or condition that limits in any material respect the businesses of the Company and its subsidiaries as presently conducted, and there are no applications by the Company or any of its subsidiaries with respect to any material aspect of the businesses of the Company or its subsidiaries, or complaints by other persons or entities pending or threatened as of the date hereof before any Governmental Entity relating to any material licenses, permits or authorizations applicable to the businesses of the Company or its subsidiaries, where such complaints have or would reasonably be expected to have a Company Material Adverse Effect. The Company has provided the Buyer or its representatives with copies of all material licenses, permits, and authorizations that are currently held by the Company or any of its subsidiaries. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no consents or approvals of a Governmental Entity are necessary for the material licenses, permits and authorizations of the Companies to continue in full force and effect following consummation of the transactions contemplated by this Agreement.

          Section 3.21. Insurance. The insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of the Company and its subsidiaries are in full force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are consistent with historical practices and customary to protect the properties and businesses of the Company and its subsidiaries.

          Section 3.22.  Environment.

          (a) As used herein, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection
of human health or the environment (including,   without limitation,  ambient
air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges,
releases or threatened releases of chemicals, pollutants,   contaminants,   or
industrial,   toxic  or hazardous substances or wastes into the  environment,
or otherwise   relating  to  the manufacture,   processing, distribution, use,
treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (b) Except as disclosed on Section 3.22 of the Company Disclosure Schedule or in the Company SEC Reports, there are, with respect to the Company and its subsidiaries, and all real property currently or formerly owned, leased, or otherwise used by the Company or its subsidiaries, no past or present violations of Environmental Laws, releases of any material into
the  environment,  actions,  activities, circumstances, conditions,    events,
incidents,   or contractual  obligations which may give rise to any common law
or  other   legal   liability,   including, without limitation,     liability
under    the    Comprehensive Environmental Response, Compensation, and
Liability Act of 1980 ("CERCLA") or similar state or local laws, which liabilities, either individually or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed on Schedule 3.22 hereto or in the Company SEC Reports, to the knowledge of the Company, there have been and are no (i) polychlorinated biphenyls, (ii) underground storage tanks, or
(iii) asbestos-containing materials located on, under, or in any portion of real property currently or formerly owned, leased, or otherwise used by the Company or its subsidiaries.

          (c) The Company has provided to Buyer all environmental studies and reports pertaining to the previous and current real property and the improvements thereon of the Company and its subsidiaries that they are aware of, have commissioned or have in their possession. To the knowledge of the Company and its subsidiaries, the information furnished by the Company to Willkie Farr & Gallagher under cover of a letter dated December 14, 1995 is true and correct in all material respects, and there is no environmental condition or noncompliance that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

          Section 3.23. Related Party Transactions. Section 3.23(a) of the Company Disclosure Schedule and the Company SEC Reports together set forth the transactions and agreements (whether oral or written) during the past five years between the Company and its subsidiaries on the one hand, and
(i) any employee, officer or director of the Companies, (ii) a record or beneficial owner of five percent (5%) or more of Company Common Stock, or
(iii) any affiliate of any such employee, officer, director or beneficial owner, on the other hand, other than payment of employee compensation. Except as disclosed in the Company SEC Reports or in Section 3.23(a) of the Company Disclosure Schedule, during the past three years no employee, officer or director of the Companies, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer, sales agent, or licensor or licensee of real or personal property or Intellectual Property, of the Company or any of its subsidiaries or has competed with or been engaged in any business of the kind being conducted by the businesses of the Company and its subsidiaries.

          Section 3.24. No Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in
Section 3.24 or any other Section of the Company Disclosure Schedule, there does not exist any fact or circumstance which, alone or together with another fact or circumstance, would reasonably be expected to result in a Company Material Adverse Effect.


                                   ARTICLE IV.

                CONDUCT OF BUSINESS PENDING THE SALE AND PURCHASE

          Section 4.1. Conduct of Business by the Company. From the date hereof through the Closing Date, unless either Buyer or Richard E. Snyder ("Snyder") shall otherwise agree in writing:

          (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired on the Closing Date, except such impairment as would not reasonably be expected to have a Company Material Adverse Effect. The Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books and records in a manner consistent with prior practices, (B) comply in all material
         respects  with  all  laws,   ordinances  and  regulations  of
         Governmental Entities applicable to the Company and its subsidiaries,

         (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

          (ii) the Company shall not, nor shall it propose to, except as required by this Agreement, (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries,
         (B) amend its Certificate of Incorporation or By-laws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or, except as contemplated by this Agreement, declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends payable on the Company Preferred Stock, to the extent otherwise permitted), or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except as contemplated by this Agreement or except pursuant to (x) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (y) contractual obligations arising under agreements existing on the date hereof and disclosed in the Company Disclosure Schedule;

          (iii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital  stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (x) issuances of Company Common Stock pursuant to the exercise of warrants or stock  options  outstanding  on the date  hereof and  disclosed  on
         Section 4.1(iii) of the Company Disclosure Schedule, or (y) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof, at fair market value at the time of grant of the options, in each case in the ordinary course of business and consistent with past practice, to employees (other than
         Richard A. Bernstein, James A. Cohen, Ilan K. Reich, Steven M.
         Grossman  and  Ira  A.  Gomberg   (collectively,   the   "Excluded
         Employees")),  provided  that  such  employees  are not  affiliates or immediate family members of Excluded Employees, and provided further that the sum of the number of shares of Company Common Stock issuable upon exercise of all employee stock options outstanding on the date
         hereof and the aggregate number of such options granted pursuant to this clause (y) shall not exceed the sum of 1,874,300 and such number of options outstanding on the date hereof that expire or are canceled (but not exercised) after the date hereof, (B) except for the sale of the facility located in Fayetteville, North Carolina, acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any transaction other than in the ordinary course of business, (D) incur any liability or obligation, or contribute any asset, to a subsidiary of the Company other than in the ordinary course of business, (E) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (E) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

          (iv) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law,
         (A) except as set forth in Section 4.1(iv) of the Company Disclosure Schedule, adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries relative to the level in effect prior to such increase), (C) pay any benefit not provided under any Company Benefit Plan disclosed to Buyer in
         Section 3.9(a) of the Company Disclosure Schedule or any employee benefit or compensation plan or agreement of the Company or any of its subsidiaries which, by its terms, is not required to be disclosed therein, in each case, that is in existence on the date hereof, provided that the aggregate amount of bonuses under the Company's Management Incentive Plan, which is the only bonus plan for the Excluded Employees, paid pursuant to this clause (C) to Excluded Employees shall not exceed $375,000,
         (D) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), except for (x) making of matching and annual contributions to 401(k) plans and (y) the grant of employee stock options (and the issuance of Company Common Stock upon exercise thereof), at fair market value at the time of grant of the options, to employees (other than Excluded Employees), provided that such employees are not affiliates or immediate family members of Excluded Employees, and provided further that the sum of the number of shares of Company Common Stock issuable upon exercise of all employee stock options outstanding on the date hereof and the aggregate number of such options granted pursuant to this clause (y) shall not exceed the sum of 1,874,300 and such number of options outstanding on the date hereof that expire or are canceled (but not exercised) after the date hereof, in the case of each of clause (x) and (y), in the ordinary course of business and consistent with past practice, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan, other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

          (v) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities;

          (vi)  the  Company   shall  not,   nor  shall  it  permit  its
         subsidiaries  to  make  any  change  in  its  accounting   policies
         or procedures except as required under statutory accounting practices or GAAP, as applicable;

          (vii) the Company shall use its best reasonable efforts to refrain from taking, nor shall it permit any of its subsidiaries to take, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article VI not being satisfied, or (unless such action is required by applicable law)  which  would adversely  affect  the  ability  of the  Company
         to obtain  any of the regulatory   approvals   required  to
         consummate   the   transactions contemplated hereby;

          (viii) the Company shall use its best efforts to maintain in full force and effect each of the Significant Agreements;

          (ix) the Company shall not terminate or materially modify the employment arrangements of Snyder, including the employment agreement, dated as of even date herewith, between the Company and Snyder, other than for "cause" (as defined in the 1/31/96 draft of the employment agreement to be entered into between the Company and Snyder on the Closing Date); and

          (x) the Company shall not enter into any agreement to perform any of the actions prohibited under this Section 4.1 and not otherwise permitted by the exceptions contained therein.

          Section 4.2. Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Closing Date or cause a material breach of any covenant contained or referenced in this Agreement and will use its best reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Buyer Disclosure Schedule.


                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

          Section 5.1. Access and Information. The Company and its
subsidiaries shall afford   to  Buyer  and  to   Buyer's   accountants,
counsel   and other representatives full access during normal business hours
(and at such other times as the parties may mutually agree) throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to Buyer a copy of (i) each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) monthly financial statements and all other information concerning its business, properties and personnel as the Buyer or its representatives may reasonably request. Buyer shall hold, and shall cause its employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement,
dated May 19, 1995,  between  Buyer,   Snyder  and  the  Company  (the
"Confidentiality Agreement").

          Section 5.2.  Company Proxy Statement.

          (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission
preliminary   proxy   materials  which  shall constitute the preliminary
Company Proxy Statement. Buyer shall furnish to the Company such information regarding Buyer as the Company may reasonably request in writing and as shall
be  reasonably   required  in  connection  with preparation of the Company
Proxy Statement. As promptly as practicable   after   comments are   received
from the Commission with respect to such preliminary materials and after the furnishing by the Company of all information required to be contained
therein,  the Company shall file with  the Commission   the   definitive
Company  Proxy Statement.

          The Company shall mail the foregoing to its stockholders as promptly as practicable after clearance by the Commission. The Company shall provide Buyer for its review a copy of the preliminary and the final Company Proxy Statement at least such amount of time prior to its filing and mailing as is customary in transactions of the type contemplated hereby and shall not file or mail such Company Proxy Statement without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

          (b) The Company shall retain the services of a proxy soliciting firm mutually acceptable to Buyer and the Company for the purpose of communicating to the Company's stockholders the recommendation of the Company's Board of Directors in favor of the transactions contemplated hereby and of seeking to obtain sufficient votes to satisfy the requirements of Section 5.3 and of applicable law for the completion of the transactions contemplated hereby.

          (c) Buyer and the Company shall make all necessary filings
applicable   to  it  with  respect  to  the   transactions contemplated
hereby under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable Blue Sky or similar securities laws and shall use its best reasonable efforts to obtain required approvals and clearances with respect thereto.

          Section 5.3. Stockholders' Meeting. The Company shall take all action necessary, in accordance with applicable law, including the rules and regulations of the National Association of Securities Dealers, Inc., and the Company's Certificate of Incorporation and By-laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action to
authorize  this  Agreement  and  the  transactions   contemplated   hereby,
including the transactions contemplated by Section 6.1(d) hereof and (subject to the consummation of the transactions contemplated hereby) the election as directors of the Company of the individuals set forth on
Schedule 5.9 hereof (collectively, the "Company Voting Matters"), as well as amendments to the Restated Certificate of Incorporation of the Company changing the name of the Company to "Golden Press, Inc." and increasing the authorized number of shares of Company Common Stock from 40,000,000 to 50,000,000 and the authorized number of shares of preferred stock from 100,000 to 200,000. Subject to its fiduciary duties as advised by outside counsel in connection with the receipt by the Company of a Business
Combination  Proposal  (as  defined  in  Section  5.6)  that  the  Board of
Directors of the Company reasonably believes is likely to result in a Superior Proposal (as defined in Section 5.6), the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Company Voting Matters and the other matters described above at the Company Meeting. At the Company Meeting, all of the shares of Company Common Stock then owned by Buyer, each member thereof, any affiliates of any member (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV, or with respect to which such persons or entities hold the power to direct the voting, will be voted in favor of the Company Voting Matters and the other matters described above. Prior to Closing, the Company shall take all actions necessary to permit the change of the name of the Company as contemplated above, including changing the name of any subsidiary of the Company that presently has the desired name and reserving the desired name with the Secretary of State of the State of Delaware.

          Section 5.4. HSR Act. The Company and Buyer shall use their reasonable best efforts to file as soon as practicable notifications under the HSR Act in connection with the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters relating to the transactions contemplated by this Agreement.

          Section 5.5.  Additional Agreements.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with each other and use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities).

          (b) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Buyer and the Company shall take all such necessary action.

          Section 5.6.  No Solicitation.

          (a) Except as contemplated by this Agreement, the Company shall not, nor shall any of its subsidiaries, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers,
directors,  employees, representatives,     investment    bankers, attorneys,
accountants or other agents or affiliates, to take) any action to (i) solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any
Business Combination  Proposal or (iii)  participate  in any way in
discussions   or   negotiations   with,   or  furnish  any information  to,
any person or entity in connection with, or take any other action to facilitate any inquiries or the making of any proposal that
constitutes,  or may reasonably   be   expected   to  lead  to,  any Business
Combination Proposal; provided, however, that (A) the Company may participate in discussions or negotiations with or furnish information to any Third Party (as defined in Section 8.3(b)) which makes an unsolicited proposal of a transaction which the Board of Directors of the Company reasonably believes is likely to result in a Superior Proposal (as defined below) and (B) the Company may recommend to its shareholders a Business Combination Proposal which it has reasonably determined is likely to result in a Superior Proposal. For purposes of this Agreement, "Business Combination Proposal" shall mean, with respect to the Company, any tender or exchange offer, proposal for a merger, consolidation or other series of related transactions in a business combination involving the Company or any Subsidiary of the Company or any other proposal or offer to enter into a Third Party Business Combination (as defined in Section 8.3(b)), and "Superior Proposal" shall mean, with respect to the Company, any Business Combination Proposal pursuant to which a Third Party would, or would have the right to, acquire more than 25% of the outstanding voting capital stock of the Company and which the Board of Directors of the Company reasonably determines, based upon advice of its financial advisors, is financially superior than the transactions contemplated hereby and is likely to be consummated.

          (b) In  addition  to the  obligations  of the  Company set forth in
Section 5.6(a), the Company shall promptly advise Buyer of any request for information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and
the identity of the person  or  entity  making  any such  request,   Business
Combination Proposal or inquiry. The Company shall keep Buyer fully informed of the status and details of any such request,

Business Combination Proposal or inquiry and shall promptly furnish Buyer a copy of any written proposal in connection therewith.

          Section 5.7. Transfer  Restriction.  Until the earlier to occur of
(i) the second anniversary of the issuance of the Warrant and (ii) the date on which a bona fide Business Combination Proposal is publicly announced or a proxy solicitation for control of the Company's Board of Directors is initiated by any person or entity (other than Buyer, each member thereof, any affiliates of such members (other than of WPV) and the general partnership that acts as a general partner of WPV), Buyer shall not sell, transfer or assign the Warrant other than to any members of Buyer or to any affiliate of Buyer or such members.

          Section 5.8. Director and Officer Indemnification and Insurance. From the date hereof through the third anniversary of the Closing Date and for so long as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, the Company (i) shall at all times maintain liability insurance coverage with respect to each of the Company's and its subsidiaries' respective current and former directors and officers and persons serving in a fiduciary capacity at the direction of the board of directors or of any officer of the Company or any of its subsidiaries (at least to the extent covered by the current Company liability insurance policies), insuring each such individual against liability for their actions in such capacities occurring prior to the Closing and in scope of coverage and in amounts and having deductibles at least equivalent to that maintained by the Company on the date hereof and otherwise reasonably comparable to the coverage maintained by the Company on the date hereof and (ii) shall not amend or modify any of the provisions of Article Eight of the Company's Restated Certificate of Incorporation or
Article 6 of the Company's By-laws in any manner that would adversely affect such individuals, unless required by law.

          Section 5.9. Board of Directors. The individuals set forth on
Schedule 5.9 hereto (the "Continuing Directors"), subject to their election at the Company Meeting by the holders of Company Common Stock as contemplated by Section 5.3 and to the applicable provisions of the Restated Certificate of Incorporation and By-laws of the Company, shall be the directors of the Company until their respective successors shall be duly elected or appointed and qualified. A majority of the Continuing Directors set forth on
Schedule 5.9 shall be designated by Buyer (the "Designated  Directors").
Schedule 5.9 will be provided subsequent to the date hereof but prior to the filing of the preliminary Company Proxy Statement, and the Designated Directors set forth thereon shall be approved by the Company's Board of Directors, subject only to their fiduciary duties.

          Section 5.10. Redemption of Company Preferred Stock. Effective upon the Closing, the Company shall duly cause all of the shares of the Company Preferred Stock then outstanding to be redeemed for cash, including payment of all accumulated and unpaid dividends thereon, pursuant to the terms of the Company's Restated Certificate of Incorporation.

          Section 5.11. Expenses. The expenses incurred (or to be incurred) by the Company or its subsidiaries at any time from the commencement of
discussions  among  the  parties  hereto  and  their   representatives   in
connection with the transactions contemplated hereby (including, without limitation, the proposed transactions that ultimately evolved into the transactions contemplated hereby) through the Closing Date relating to (i) severance and related costs in respect of employees located at 444 Madison Avenue and payments made for non-compete agreements and all fees and commissions (including expenses) payable to Bear Stearns and Jefferies and
(ii) any independent committees of the Company's Board of Directors, shall not exceed $3,925,000 in the aggregate.

          Section 5.12.  Related Party  Transactions.  Except as set forth in
Section 5.12 of the Company Disclosure Schedule, any and all transactions set forth in Section 3.23 of the Company Disclosure Schedule between the Company or any of its subsidiaries and any of the persons or entities described in clauses (i), (ii) and (iii) of Section 3.23 shall be canceled by the Closing Date such that the Company and its subsidiaries will have no rights to any assets or properties of such persons or entities or obligations whatsoever with respect to such transactions, and such other persons or entities will have no rights to any assets or property (including Intellectual Property) of the Company or any of its subsidiaries or obligations whatsoever with respect to such transactions.

          Section 5.13. Moore Termination. The Company shall deliver to Buyer prior to the Closing Date copies of written agreements duly executed by the Company (or the appropriate subsidiary of the Company) and Moore, in form and substance reasonably satisfactory to Buyer, implementing the terms of the termination of Moore as described in Section 3.9(c) of the Company Disclosure Schedule.

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

          Section 6.1. Conditions to Each Party's Obligation to Effect the Sale and Purchase. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived in a writing executed by Buyer and the Company subject to and in accordance with Section 7.4 hereof:

          (a) This Agreement and the other Company Voting Matters shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

          (b) The waiting period applicable to the consummation of the sale and purchase of the New Preferred Shares under the HSR Act shall have expired or been terminated.

          (c) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in
effect, and no other   legal   proceedings,   challenge   or litigation
challenging   the   legality   of   or   threatening   the consummation   of,
or  otherwise   arising  out  of,  the transactions contemplated hereby or seeking an injunction in order to prevent the consummation of the transactions contemplated hereby shall be pending.

          (d) The amendments to the Stock Option Plan adopted by the Company's Board of Directors on the date hereof and the Company's Incentive Bonus Plan in the form delivered to Buyer on the date hereof shall have been approved by the Company's Board of Directors (and such approval shall not have been modified or rescinded) and by the requisite vote of the holders of Company Common Stock in a manner that complies with the requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

          Section 6.2. Conditions to Obligation of the Company to Effect the Sale and Purchase. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the additional following conditions, unless waived in writing by the Company in accordance with
Section 7.4 hereof:

          (a) Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement shall be true in all respects when made and on and as of the Closing Date as if made on and as of such date (except to the extent they are expressly made as of another specific date and except if any breaches of such representations and warranties have not, in the aggregate, resulted in, and would not reasonably be expected to result in, a Buyer Material Adverse Effect), and the Company shall have received, on behalf of Buyer, a certificate executed by an authorized member of Buyer to that effect. For purposes of this Section 6.2(a), all representation and warranties qualified by materiality shall not be deemed to be so qualified.

          (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in
Section 2.2 of the Buyer Disclosure Schedule shall have been obtained, and, to the extent required to be submitted prior to the Closing, all filings and notices set forth in Section 2.2 of the Buyer Disclosure Schedule shall have been submitted by Buyer.

          (c) The Company shall have received an opinion of Willkie Farr & Gallagher relating to certain matters set forth in Article II, substantially in the form of Exhibit D attached hereto.

          Section 6.3. Conditions to Obligations of Buyer to Effect the Sale and Purchase. The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the additional following conditions, unless waived in writing by Buyer in accordance with Section 7.4 hereof:

          (a) The  Company  shall  have  performed  in all material respects
its  agreements   contained  in  this  Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement shall be true in all respects when made and on and as of the Closing Date as if made on and as of such date (except to the extent they are expressly made as of another specific date and except if any breaches of such representations and warranties have
not,  in  the  aggregate,   resulted  in,  and  would  not reasonably  be
expected  to result in, a Company  Material Adverse   Effect) and  Buyer
shall  have   received  a certificate  executed by the Chief Executive
Officer and the Chief Financial Officer of the Company on behalf of the Company to that effect. For purposes of this Section 6.3(a), all representation and warranties qualified by materiality shall not be deemed to be so qualified.

          (b)  All  permits,  consents,  authorizations, approvals,
registrations,     qualifications,     designations    and declarations  set
forth in Sections 3.4 and 6.3(b) of the Company Disclosure Schedule shall have been obtained and, to the extent required to be submitted prior to the Closing, all filings and notices set forth in Sections 3.4 and 6.3(b) of the Company Disclosure Schedule shall have been submitted by the Company.

          (c) Neither the Board of Directors of the Company nor any committee thereof shall have amended, modified, rescinded or repealed the recommendation of the Company's Board of Directors to the stockholders of the Company to approve the adoption of this Agreement, and neither the Board of Directors of the Company nor any committee thereof shall have adopted any
other resolutions in connection with this Agreement  and  the   transactions
contemplated   hereby inconsistent with such  recommendation of the
consummation of the transactions contemplated hereby.

          (d) The Registration Rights Agreement shall have been entered into by the Company.

          (e) Buyer shall have received opinions from Milbank, Tweed, Hadley & McCloy, substantially in the form of Exhibit E attached hereto.

          (f) The Irrevocable Proxies, dated as of even date herewith, between Buyer and each of Bernstein and certain of his affiliates (the "Irrevocable Proxies") shall be in full force and effect and no representation, warranty, covenant or agreement set forth therein shall have been breached in any material respect on the part of Bernstein or any of his affiliates, as the case may be.

                                  ARTICLE VII.

                        TERMINATION, AMENDMENT AND WAIVER

          Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Company Voting Matters by the stockholders of the Company:

          (a) by mutual consent of the members of Buyer and the Board of Directors of the Company;

          (b) by either  Buyer or the  Company  if the transactions
contemplated   by  this  Agreement  shall not have been consummated  on  or before May 1, 1996 (provided the terminating party is not otherwise (i) in material breach of its covenants or agreements under this Agreement or (ii)
in  breach   (determined without regard  to  any materiality  qualifier therein) of its representations and warranties contained  in this Agreement
such  that such breaches  of representations and warranties,   in  the
aggregate, have resulted, or would reasonably be expected to result in (A) if Buyer is the terminating party, a Buyer Material Adverse Effect or (B) if the Company is the terminating party, a Company Material Adverse Effect);

          (c) by the Company if any of the  conditions  specified in Sections
6.1 or 6.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company Voting Matters at a duly held meeting of stockholders or at an adjournment thereof (provided the Company is not otherwise (i) in material breach of its covenants or agreements under this Agreement or (ii) in breach (determined without regard to any materiality qualifier therein) of its representations and warranties
contained in this Agreement such that such breaches  of  representations   and
warranties,   in  the aggregate,  have resulted, or would reasonably be
expected to result in, a Company Material Adverse Effect, and provided further that the failure to obtain such approval is not due to a breach by Bernstein or any of his affiliates of their respective obligations under the Irrevocable Proxies);

          (d)  by  Buyer  if  any of  the  conditions  specified in Sections
6.1 or 6.3 have not been met or waived by Buyer at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders at the Company Meeting or at an adjournment thereof (provided Buyer is not otherwise (i)
in material  breach of its covenants or agreements   under this   Agreement
or  (ii)  in  breach (determined  without regard to any materiality  qualifier
therein) of its representations  and warranties contained in   this
Agreement   such   that   such   breaches   of representations  and
warranties, in the aggregate, have resulted, or would reasonably be expected to result in, a Buyer Material Adverse Effect);

          (e) by either Buyer or the Company if there has been a breach on the part of the other of any of (i) its covenants or agreements under this Agreement in a material respect or (ii) its representations and warranties contained in this Agreement (determined without regard to any materiality qualifier therein) such that such breaches of representations and warranties, in the aggregate, have resulted, or would reasonably be expected to result in, (A) if Buyer is the terminating party, a Company Material Adverse Effect or (B) if the Company is the terminating party, a Buyer Material Adverse Effect), or by Buyer if there has been a material breach on the part of Bernstein or any of his affiliates of any representation, warranty, covenant or agreement set forth in any of the Irrevocable Proxies, which breach has not been cured within fifteen business days following receipt by the breaching party of written notice of such breach;

          (f) by either Buyer or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any
such   case  the  time  for   appeal   or   petition for reconsideration  of
such order shall have expired  without such appeal or petition being granted;
or

          (g) by either Buyer or the Company if the Board of Directors of the Company reasonably determines that a Business Combination Proposal is likely to result in a Superior Proposal; provided, however, that termination of this Agreement under this Section 7.1(g) by the Company shall not be effective unless and until (i) simultaneously with such termination the Company enters into a definitive agreement to effect the Business Combination Proposal and (ii) the Company has made payment in full of the fee required in Section 8.3(b) hereof.

          Section 7.2. Effect of Termination. In the event of termination of this Agreement by either Buyer or the Company as provided above, this Agreement shall forthwith become void and (except for termination of this Agreement pursuant to Section 7.1(e) resulting from a breach of a covenant set forth in this Agreement) there shall be no liability on the part of either the Company or Buyer or their respective officers or directors; provided that Section 3.17, the last sentence of Section 5.1, this
Section 7.2 and Sections 8.3, 8.6 and 8.7 shall survive the termination.

          Section 7.3. Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by Buyer's members and the Company's Board of Directors, at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4. Waiver. At any time prior to the Closing, the parties hereto, by or pursuant to action taken by Buyer's members and the Company's Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall materially adversely affect the rights of the stockholders of the Company or Buyer, as the case may be. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII.

                               GENERAL PROVISIONS

          Section 8.1. Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the earlier of (x) the Closing and (y) termination of this Agreement in accordance with Article VII hereof. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

          Section 8.2. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           If to the Company:

                           Western Publishing Group, Inc.

                           444 Madison Avenue
                           Suite 601
                           New York, New York  10022
                           Attention:  Richard A. Bernstein
                           Telecopy No.:  (212) 888-5025

                           With a copy to:

                           James A. Cohen, Esq.
                           Senior Vice President -
                                    Legal Affairs
                           Western Publishing Group, Inc.
                           444 Madison Avenue
                           New York, New York  10022
                           Telecopy No.:  (212) 888-5025

                           and a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, New York  10005
                           Attention:  Lawrence Lederman, Esq.
                           Telecopy No.:  (212) 530-5219

                           If to Buyer:

                           Golden Press Holding, L.L.C.
                           c/o Warburg, Pincus Ventures, L.P.
                           466 Lexington Avenue
                           New York, New York  10017
                           Attention:  Joanne R. Wenig
                           Telecopy No.:  (212) 878-9351

                           With a copy to:

                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  Jack H. Nusbaum, Esq.
                           Telecopy No.:  (212) 821-8111


or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.2.

          Section 8.3.  Expenses; Termination Fees.

          (a) Except in cases in which a fee is paid pursuant to Section 8.3(b), all costs, fees and expenses incurred in connection with this
Agreement  and  the   transactions contemplated  hereby  (collectively,
"Expenses") shall be paid by the party incurring such costs and expenses, provided that (i) if the transactions contemplated by this Agreement are consummated or if they are not consummated as a result of a breach (determined without regard to any materiality qualifier therein) by the

Company of any representation or warranty made as of the date hereof in this Agreement (such that such breach, in the aggregate, has resulted, or would reasonably be expected to result in, a Company Material Adverse Effect), all Expenses incurred by Buyer shall be paid by the Company and
(ii) if the transactions contemplated by this Agreement are not consummated for any other reason, all Expenses incurred by Buyer from and after December 14, 1995 shall be paid by the Company, in each case not to exceed an aggregate amount of $4,000,000.

          (b) If (i) the transactions contemplated by this Agreement are not consummated as a result of a material breach by the Company of Section 5.6 hereof, (ii) the Agreement is terminated pursuant to Section 7.1(g) hereof, or (iii) a Third Party Business Combination (as defined below) shall occur either prior to the termination of this Agreement pursuant to Section 7.1(a), 7.1(b), 7.1(c) (other than by the Company as a result of the failure of a condition specified in Section 6.2 to be satisfied), 7.1(d) or 7.1(g) hereof or within nine months following the date this Agreement is terminated pursuant to Section 7.1(e) hereof (unless properly terminated by the Company pursuant to Section 7.1(e)), then the Company shall pay to Buyer, within five business days after receipt of a written request therefor in the case of clause (i) and immediately after the termination of this Agreement pursuant to Section 7.1(g) or the occurrence of a Third Party Business Combination in the case of clauses (ii) and (iii), respectively, an amount in same day funds equal to $2,000,000. For purposes of this Agreement, the term "Third Party Business Combination" of the Company hereto means the occurrence of any of the following events:
(A) the Company or any Subsidiary of the Company is acquired by merger or otherwise by any person, entity or group, other than the other party hereto or any affiliate thereof (a "Third Party"); (B) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of 25% or more of the total assets of the Company and its subsidiaries taken as a whole; (C) the Company enters into a merger or other agreement with a Third Party which contemplates the acquisition of beneficial ownership of more than 25% of the outstanding shares of the Company Common Stock (or securities convertible thereinto or exercisable therefor); (D) a Third Party acquires more than 25% of the total assets of the Company and its subsidiaries taken as a whole; (E) a Third Party who, as of the date 10 days preceding the date hereof, beneficially owns less than 10% of the outstanding shares of the Company Common Stock obtains beneficial ownership of such number of shares of Company Common Stock such that it beneficially owns more than 25% of the outstanding shares of the Company Common Stock, or any person, entity or group which beneficially owns (or has the right to acquire) 10% or more of the outstanding shares of the Company Common Stock increases its beneficial ownership of the outstanding shares of Company Common Stock by 10% or more; (F) the Company adopts a plan of liquidation relating to more than 25% of the total assets of the Company and its subsidiaries taken as a whole; (G) the Company repurchases more than 25% of the outstanding shares of the Company's capital stock; or (H) there is a public announcement or written proposal with respect to a plan or intention by the Company or a Third Party to effect any of the foregoing transactions (provided such transaction is consummated during the nine month period following such public announcement or written proposal). For purposes of this Agreement, the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

          Section 8.4. Publicity. So long as this Agreement is in effect, Buyer and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 8.4.

          Section 8.5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 8.6. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 8.7. Miscellaneous. This Agreement (including the documents, exhibits, schedules and instruments referred to herein), together
with the Confidentiality   Agreement,  (i)  constitutes  the  entire agreement
and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except for certain persons under Section 5.8 hereof, is not intended to confer upon any other person or entity any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law); provided, however, that the law of the State of Delaware shall govern as to internal corporate matters. This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, each of Buyer and the Company has caused this Agreement to be duly signed on its behalf all as of the date first written above.

                          GOLDEN PRESS HOLDING, L.L.C.

                          By:      WARBURG, PINCUS VENTURES, L.P.
                                   Member



                          By: ______________________
                          Name:
                          Title:  General Partner



                         WESTERN PUBLISHING GROUP, INC.



                          By:_________________________
                          Name:
                          Title:

                                                                      Exhibit A



              CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE
                                PREFERRED STOCK
                                      OF
                       [WESTERN PUBLISHING GROUP, INC.]


                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                  The  undersigned   DOES  HEREBY  CERTIFY  that  the
following resolution was duly adopted by the Board of Directors of [Western Publishing Group, Inc.], a Delaware corporation (hereinafter called the "Corporation"), with the preferences and rights set forth therein
relating  to  dividends, conversion,   redemption,   dissolution  and
distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under Article FOURTH of the Corporation's Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of 13,000 shares
of Series B Convertible   Preferred  Stock  of  the   Corporation,   and
hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

                  1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 13,000.

                  2.  DIVIDENDS.

                  (a) The holders of Series B Preferred Stock (i) shall receive on the first day of February, May, August and November (each a "Dividend Date") of each twelve-month period following the date of initial issuance of the Series B Preferred Stock (the "Initial Issuance Date") through the fourth anniversary of the Initial Issuance Date, a stock dividend per share of Series B Preferred Stock equal to a number of shares of Common Stock of the Corporation ("Common Stock") determined by multiplying the Conversion Rate (as determined pursuant to Sections 5 and 6 below) by .03 (such that at the initial Conversion Rate the holders of the Series B Preferred Stock shall receive in the aggregate 195,000 shares of Common Stock on a quarterly basis, resulting in the receipt of an aggregate of 780,000 shares of Common Stock in each of the first four years after the Initial Issuance Date, subject to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares), provided, however, that (x) in the event that the product of the number of shares of Common Stock per share of Series B Preferred Stock to be distributed in any quarter and the Market Price (as defined below)
(the "Dividend Value") is less than $93.75, then, in addition to such shares of Common Stock, the holders shall receive on such date, out of legally available funds of the Corporation, cash per share of Series B Preferred Stock in an amount equal to the excess of $93.75 over the Dividend
Value, compounded quarterly, and (y) in the event that the Dividend Value exceeds $187.50, then the number of shares of Common Stock to be so distributed shall be reduced by an amount sufficient to cause the Dividend Value to equal $187.50 (subject in each case to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares), and (ii) shall be entitled to receive thereafter, beginning on the first to occur of the first day of February, May, August or November after the fourth anniversary of the Initial Issuance Date, when and as declared, out of legally available funds of the Corporation, cash dividends (computed on the basis of a 360-day year of twelve 30-day months) at the rate of $150 per share (subject to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares), compounded quarterly, payable quarterly on the first day of February, May, August and November of each twelve-month period after the fourth anniversary of the Initial Issuance Date, on a pari passu basis with the Series A Preferred Stock of the Corporation (the "Series A Preferred Stock") (such stock and any other class or series of the preferred stock of the Corporation which shall rank with respect to the payment of dividends on a parity with the Series B Preferred Stock being referred to hereinafter, collectively, as "Parity Stock") and before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking with respect to the payment of dividends junior to the Series B Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. All dividends declared upon Series B Preferred Stock shall be declared pro rata per share.

                  For purposes of this Section 2, the term "Market Price" shall mean the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding the Dividend Date or the conversion date, as the case may be, as reported on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the Nasdaq National Market or any comparable system, or, if no such firm is then engaged in the business of reporting such prices, as reported by The Wall Street Journal, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such date shall be the fair market value thereof determined jointly by the Corporation and the holders of record of a majority of the Series B Preferred Stock then outstanding; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the holders of record of a majority of the Series B Preferred Stock then outstanding or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Corporation shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  (b) Dividends on the Series B Preferred Stock shall be cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, (i) unpaid dividends shall accumulate and no sums in any years shall be paid to the holders of the Junior Stock until all dividends payable on the Series B Preferred Stock have been paid in full, and (ii) no full dividends shall be declared or paid or set apart for payment on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not earned or declared) on the shares of the Series B Preferred Stock and any other Parity Stock, all dividends (other than Series B

Preferred Stock dividends paid in shares of Common Stock) declared upon shares of the Series B Preferred Stock and any other Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and other such Parity Stock bear to each other.

                  3.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B
Preferred  Stock (such  Preferred  Stock being  referred  to  hereinafter   as
"Senior   Preferred   Stock")  upon  such liquidation,  dissolution or winding
up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $5,000 per share plus any dividends thereon cumulated or accrued but unpaid, whether or not declared (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series B Preferred Stock and Parity Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

                  4.  VOTING.

                  (a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 thereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration, including, without limitation, the election of all directors (the "Non-Series B Directors") other than those as to which the Series B Preferred Stock has rights voting separately as a class as set out in paragraphs (b) and (c) below. Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock, and of any other outstanding Preferred Stock that is entitled to vote together with the holders of Common Stock as a single class, shall vote together with the holders of Common Stock as a single class.

                  (b) In addition to the right of the holders of Series B Preferred Stock to vote together with the holders of Common Stock as a single class with respect to the election of the Non-Series B Directors, for as long as at least (i) 40% of the shares of Series B Preferred Stock issued on
the Initial Issuance  Date  (after  taking  into  account  any   adjustments
provided for hereunder)(the "Initial Series B Shares") are owned by Golden Press Holding, L.L.C. ("GP Holding"), any of its members, any Affiliates (as defined below) of such members (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV (GP Holding, its members, such Affiliates, WPV and such general partnership being herein collectively referred to as the "GP Holding Parties"), the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect one-third of the members of the Corporation's Board of Directors (herein referred to as the "Series B Directors"), (ii) 30% of the Initial Series B Shares are owned by GP Holding

Parties, the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect two Series B Directors, and
(iii) 20% of the Initial Series B Shares are owned by GP Holding Parties, the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect one Series B Director. In case such number of members calculated pursuant to clause (i) of the immediately preceding sentence is not an integer, the number of Series B Directors shall be rounded up to the next integer. All such Series B Directors shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock either at meetings of stockholders at which directors are elected, a special meeting of holders of Series B Preferred Stock or by written consent without a meeting in accordance with the General Corporation Law of Delaware. Each Series B Director so elected shall serve for a term of one year and until his successor is elected and qualified, provided, however, that promptly upon any decrease in the number of Series B Directors that the holders of the Series B Preferred Stock are entitled to elect pursuant to the first sentence of this paragraph (b), the appropriate number of Series B Directors shall resign from the Corporation's Board of Directors. Any vacancy in the position of a Series B Director, other than pursuant to the proviso in the immediately preceding sentence, may be filled only by the holders of the Series B Preferred Stock. Each Series B Director may, during his term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series B Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series B Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. On the Initial Issuance Date, the Board of Directors of the Corporation shall consist of nine members. For purposes hereof, "Affiliates" shall include persons included under the definition thereof in Rule 405 under the Securities Act of 1933, as amended, immediate family members and trusts, 25% or more of the beneficial interests of which are owned by such persons or one or more of their immediate family members.

                  (c) In addition to any other rights provided by law, for as long as at least one-half (1/2) of the Initial Series B Shares are owned by GP Holding Parties, the Corporation shall not (nor shall it, in the case of clauses (ii), (iii), (iv) and (v), permit any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of record of a majority of the shares of the Series B Preferred Stock, voting as a separate class:

                  (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws, including without limitation a change in the number of members of the Board of Directors of the Corporation;

                  (ii) authorize or effect the incurrence or issuance of any Indebtedness (as defined below) (other than pursuant to an agreement to incur the same which has been approved in writing by holders of a majority of outstanding shares of Series B Preferred Stock, and other than pursuant to that certain Credit Agreement, dated September 29, 1995, between Western Publishing Company, Inc. and Heller Financial, Inc.) or shares of capital stock or rights to acquire capital stock other than, in the case of shares of Common Stock, (x) options to acquire up to 1,874,300 shares of Common Stock issued to employees of the Corporation pursuant to the Amended and Restated 1986 Employee Stock Option Plan of the Corporation (the "Stock Option Plan") or (y) thereafter approved with the consent of the holders of record of a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that the incurrence of Indebtedness among the Corporation and its subsidiaries shall not require such consent;

                  (iii)  authorize or effect (A) in one or in a series of two or more related transactions, any sale, lease, license, transfer or other disposition of assets for consideration in excess of $5,000,000 (other than in the ordinary course of business or among the
         Corporation  and its   subsidiaries);   (B)  any  merger  or
         consolidation   or  other reorganization  involving the  Corporation
         or any of its  subsidiaries (other  than with one  another  or in
         respect  of which the  aggregate consideration   paid  to  or
         received  by  the   Corporation   or  its subsidiaries is less than
         $5,000,000) or (C) a liquidation, winding up, dissolution or adoption of any plan for the same other than the liquidation, winding up, dissolution or adoption of any plan for the same of a subsidiary into the Corporation or another subsidiary thereof;

                  (iv) authorize or effect, in one or in a series of two or more related transactions, (A) any acquisition or lease of assets or
         (B) any license  of  patent,   trademark  or  other  rights   relating
         to any intellectual property, in each case, that involves by its terms a per annum payment in excess of $5,000,000 as determined in good faith by the Corporation's Board of Directors, other than among the Corporation and its subsidiaries or in the ordinary course of business; or

                  (v) terminate the employment of the chief executive officer of the Corporation.

For purposes of this Section 4(c), "Indebtedness" means liability for borrowed money or the deferred purchase price of property or services (except payables arising in the ordinary course of business) and including any guaranties thereof.

                  Notwithstanding anything in paragraphs (b) or (c) to the contrary, in the event that the shares of Series B Preferred Stock are held by more than 10 holders, then (i) the right of the holders of Series B Preferred Stock to vote separately as a class to elect the Series B Directors shall terminate, and the holders of the Series B Preferred Stock shall have the right to vote together with the holders of Common Stock with respect to the election of all directors as set forth in paragraph (a) above and (ii) the restrictions on the Corporation set forth in this paragraph (c) shall terminate, provided that for purposes of this sentence, each member of GP Holding (other than WPV) together with the Affiliates of such member shall be deemed to be one holder (if such member or Affiliate directly owns shares of Series B Preferred Stock) and WPV and the general partnership that acts as a general partner of WPV together shall be deemed to be one holder (if any such entity directly owns shares of Series B Preferred Stock).

                  (d) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of record of at least a majority of the then outstanding aggregate number of shares of such adversely affected Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with, the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series B Preferred Stock.

                  5. OPTIONAL CONVERSION. Each share of Series B Preferred Stock may be converted at any time from and after the Initial Issuance Date, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series B Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock, as the case may be (unless the Corporation defaults upon the payment due upon such redemption or liquidation).

                  (a) The applicable conversion rate ("Conversion Rate") and conversion price ("Conversion Price") of the Series B Preferred Stock from time to time in effect is subject to adjustment as hereinafter provided. The initial Conversion Rate shall be 500 shares of Common Stock for each one share of Series B Preferred Stock surrendered for conversion representing an initial Conversion Price (for purposes of Section 6) of $10.00 per share of Common Stock. Exercise of the conversion right set forth herein by the exercising holder shall not extinguish such holder's right to receive, and of the Corporation's obligation to pay, any and all accrued but unpaid dividends, whether or not declared, up to and including the time of conversion in respect of any shares of Series B Preferred Stock then being converted. In the event any such accrued but unpaid dividends are not paid at the time of such conversion, interest on the unpaid amount of such dividends shall continue to accrue at the rate of 12% per annum, compounded quarterly, until such amount is paid.

                  (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series B Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction multiplied by the Market Price of one share of Common Stock, calculated to the nearest one-hundredth (1/100) of a share.

                  (c) Whenever the Conversion Rate and Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series B Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each holder of record of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

                  (d) In order to exercise the conversion privilege,  the
holder of record of any Series B Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent is at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt
of  such  notice  and  the  surrender  of  the   certificate  or certificates
for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (e) The  Corporation  shall at all  times  when  the  Series
B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

                  (f) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except the right of the holder thereof to receive payment of any accrued but unpaid dividends thereon and shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                  6.  ANTI-DILUTION PROVISIONS.

                  (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 6(a). At any given time the Conversion Price, whether as the initial price of $10.00 per share or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Common Stock upon conversion of shares of Series B Preferred Stock. Upon each adjustment of the Conversion Price pursuant to Section 6, the Conversion Rate shall be adjusted such that the registered holders of shares of Series B Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of the Corporation's Series A Preferred Stock and Series B Preferred Stock and (z) the number of shares of Common Stock deemed to be outstanding under subparagraphs 6(b)(1) to (9), inclusive, at such time.

                  (b) Except as provided in paragraph 6(c) or 6(f) below, if and whenever on or after the Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with subparagraphs 6(b)(1) to (9), inclusive, be deemed to have granted, issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

                  (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

                  (ii) an  amount  equal to the sum of (x) the  Number of
         Common Shares  Deemed   Outstanding   immediately  prior  to  such
         Triggering Transaction, plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 6(b)(1) to (9) hereof) in connection with such Triggering Transaction;

provided, however, that the Conversion Price shall not be so reduced if (A) for so long as the holders of the Series B Preferred Stock have the right to elect one or more Series B Directors pursuant to Section 4(b) hereof or to approve certain transactions by the Corporation pursuant to Section 4(c) hereof, such Triggering Transaction involves a grant, issuance or sale of Common Stock to any GP Holding Party other than ratably to all holders of the Common Stock, and such Triggering Transaction has not been approved by a majority of the Non-Series B Directors (other than natural persons who are GP Holding Parties or officers, directors or employees of entities that are GP Holding Parties) or (B) the Triggering Transaction involves a grant, issuance or sale of Common Stock that has not been registered pursuant to the Securities Act of 1933, as amended, and an investment bank of national standing and reputation, engaged for a fee by the Corporation pursuant to a written engagement letter, has not been consulted by the Corporation with respect to the structure of such Triggering Transaction and participated in the negotiation of such Triggering Transaction.

                  For purposes of determining the adjusted Conversion Price under this paragraph 6(b), the following subsections (1) to (9), inclusive, shall be applicable:

                           (1) In case the  Corporation at any time shall in
                  any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common

                  Stock or (B) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2) In case the  Corporation at any time shall in
                  any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible
                  Securities) shall be less than the Conversion Price in respect of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of
                  the date of the issue or sale  of  such   Convertible
                  Securities)  be  deemed  to  be outstanding   and  to  have
                  been   issued  and  sold  by  the Corporation  for such price
                  per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3) If the purchase price provided for in any
                  Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1)
                  or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph
                  (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                           (4)  On  the   expiration   of  any   Option  or
                  the termination   of  any  right  to  convert  or   exchange
                  any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5) In case any Options shall be issued in
                  connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

                           (6) In case any  shares of Common  Stock,  Options
                  or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a
                  consideration   other  than   cash,   the  amount  of  the
                  consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger, provided that, to the extent such value is not readily ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

                           (7) The number of shares of Common Stock
                  outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 6(b).

                           (8) In case the Corporation  shall declare a
                  dividend or  make  any  other   distribution  upon  the
                  stock of the Corporation (other than dividends payable on the Series B Preferred Stock pursuant to Section 2 hereof) payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by subparagraph 6(c) or 6(d)), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (9) For purposes of this paragraph  6(b), in case
                  the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (c) In the event the Corporation shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned
surplus, determined  in  accordance  with  generally  accepted   accounting
principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries but without increasing the same as a result of any write-up of assets related to such dividend or any gain from the sale of any capital assets related to such dividend (herein referred to as "Liquidating Dividends"), then, the Corporation shall pay to the holders of the Series B Preferred Stock (in respect of each share of Class B Preferred Stock), at the time such dividend is paid to holders of the Common Stock and in addition to any other dividend required to be paid to the holders of the Series B Preferred Stock, an amount equal to the product of the Conversion Rate then in effect and the aggregate value at such time of all Liquidating Dividends paid in respect of one share of Common Stock. For the purposes of this paragraph 6(c), a dividend shall be considered payable out of earnings or earned surplus only if paid in cash and to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

                  (d) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation (other than pursuant to a liquidation subject to Section 3 hereof) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be pari passu with the rights of holders of Parity Stock and prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series B Preferred Stock) mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  (f) The provisions of this Section 6 shall not apply to any Common Stock issued or issuable to any person or entity, or deemed outstanding, under subparagraphs 6(b)(1) to (9) inclusive: (i) on exercise of options outstanding as of the Initial Issuance Date to acquire up to 1,874,300 shares of Common Stock issued to employees of the Corporation pursuant to the Stock Option Plan or any options approved by the holders of record of a majority of the outstanding shares of Series B Preferred Stock pursuant to Section 4(c)(ii)(y) hereof, (ii) pursuant to options granted to Richard E. Snyder under the Stock Option Plan, as amended by the Corporation's Board of Directors on January 31, 1996, (iii) on conversion of the Series B Preferred Stock or Series A Preferred Stock, (iv) as a dividend on the Series B Preferred Stock, or (v) on exercise of the Warrant issued to GP Holding on the Initial Issuance Date.

                  (g)  In the event that:

                  (1) the Corporation shall declare any cash dividend upon its Common Stock, or

                  (2) the Corporation shall declare any dividend upon its
         Common Stock  payable  in  stock  or  make  any  special   dividend
         or  other distribution to the holders of its Common Stock, or

                  (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                  (4)   there   shall   be   any   capital   reorganization
         or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another individual or entity, or

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series B Preferred Stock:

                  (i) at least ten (10) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such
                           dividend, distribution   or   subscription    rights
                           or   for determining  rights  to vote in  respect
                           of any such reorganization,   reclassification,
                           consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                  (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 6(b) hereof, then each holder of record of Series B Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 6(g)) and upon the terms applicable to such Purchase Rights either:

                  (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series B Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided -------- that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series B Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holders of the Series B Preferred Stock specifically to request delivery of such rights; or

                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d).

                  7.       REDEMPTION.

                  (a) The Corporation, at its option, may redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) all or a portion of the shares of Series B Preferred Stock at a price of $5,000 per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends thereon cumulated or accrued but unpaid, whether or not declared (such amount is hereinafter referred to as the "Redemption Price"), from time to time after the fourth anniversary of the Initial Issuance Date (any such date of redemption is hereafter referred to as a "Redemption Date"), if prior to such redemption all accrued but unpaid dividends on all outstanding shares of Series B Preferred Stock have been paid, provided, however, that, without the written consent of the holders of a majority of the outstanding shares of Class A Preferred Stock, the Corporation shall not redeem any shares of Class B Preferred Stock so long as any shares of Class A Preferred Stock remain outstanding.

                  (b) In the event of any redemption of only a part of the then outstanding Series B Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series B Preferred Stock held on the date of notice of redemption).

                  (c) At least thirty (30) days prior to any proposed Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series B Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of record of Series B Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock of the
Corporation  (except the right to receive  the   Redemption   Price  upon
surrender  of  their   certificate  or certificates) shall cease with respect
to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series B Preferred Stock. Any shares of Series B Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the amount of authorized Series B Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series B Preferred Stock at such price or prices as the Corporation and the selling holders of the Series B Preferred Stock may mutually determine, subject to the provisions of applicable law.

                  IN WITNESS WHEREOF, [Western Publishing Group, Inc.] has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock to be duly executed by its this day of , 1996.

                                  [WESTERN PUBLISHING GROUP, INC.]



                                   By:
                                      Name:
                                      Title:

                             Index of Defined Terms


Affiliates.....................................................................6

Common Stock...................................................................1
Conversion Price...............................................................8
Conversion Rate................................................................8
Convertible Securities........................................................12
Corporation....................................................................1

Dividend Date..................................................................1
Dividend Value.................................................................2

GP Holding.....................................................................5
GP Holding Parties.............................................................5

Indebtedness...................................................................7
Initial Issuance Date..........................................................1
Initial Series B Shares........................................................5

Junior Stock...................................................................2

Liquidating Dividends.........................................................16

Market Price...................................................................2

Non-Series B Directors.........................................................5
Number of Common Shares Deemed Outstanding....................................11

Parity Stock...................................................................2

Redemption Date...............................................................20
Redemption Notice.............................................................21
Redemption Price..............................................................20

Senior Preferred Stock.........................................................4
Series A Preferred Stock.......................................................2
Series B Directors.............................................................5
Series B Preferred Stock.......................................................1
Stock Option Plan..............................................................7

Triggering Transaction........................................................11

WPV............................................................................5

                                                                      EXHIBIT B


                                 FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO [WESTERN PUBLISHING GROUP, INC.], QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                        [WESTERN PUBLISHING GROUP, INC.]

                          Common Stock Purchase Warrant


                  [Western Publishing Group, Inc.], a Delaware corporation (the "Company"), hereby certifies that, for value received, Golden Press Holding, L.L.C. (the "Holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on the earlier to occur of (i) the second anniversary of the date of issuance hereof and (ii) the date on which a bona fide Business Combination Proposal (as defined in the Securities Purchase Agreement, dated as of January 31, 1996, between the Company and the Holder) is publicly announced or a proxy solicitation for control of the Company's Board of Directors is initiated by any person or entity other than a Holder Party (as defined in Section 3.1 hereof)(the "Earliest Exercise Date"), and ending on , 2003, in whole or in part, an aggregate of 3,250,000 fully paid and non-assessable shares of the Common Stock of the Company at a purchase price, subject to the provisions of Paragraph 3 hereof, of $10.00 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant.

                  1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in New York, New York, accompanied by payment of an amount (the "Exercise Amount") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Amount, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) in respect of such exercise equal to the Exercise Amount, or (iii) by a combination of the methods described in clauses (i) and (ii) above. In lieu of exercising this Warrant pursuant to the immediately preceding sentence, the holder may elect to receive a payment equal to the difference between (i) the Market Price multiplied by the number of shares as to which this Warrant is then being exercised and (ii) the Purchase Price with respect to such shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in respect of such exercise, by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in New York, New York. For purposes hereof, the term "Market Price" shall mean the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding the date of exercise of this Warrant as reported on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the Nasdaq National Market or any comparable system, or, if no such firm is then engaged in the business of reporting such prices, as reported by The Wall Street Journal, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the holder of this Warrant or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  1.1 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or its nominee (upon payment by such holder of any applicable transfer taxes).

                  2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

                  3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

                  3.1. Adjustment for Issue or Sale of Common Stock at Less than Purchase Price. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall grant, issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have granted, issued or sold, any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs (1) to (9) of this Paragraph

3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by dividing:

(i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Purchase Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

(ii) an  amount  equal to the sum of (x) the  Number  of  Common  Shares
Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 3.1(1) to (9)) in connection with the Triggering Transaction;

provided, however, that the Purchase Price shall not be so reduced if (i) so long as the Holder has the right to elect as a class one or more directors of the Company's Board of Directors or to approve certain transactions by the Company pursuant to Section 4(b) or 4(c), respectively, of the Certificate of Designations of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), such Triggering Transaction involves a grant, issuance or sale of Common Stock to the Holder, any of its members, any affiliates of such members (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV (the Holder, its members, such affiliates and such general partnership being herein collectively referred to as the "Holder Parties"), other than ratably to all holders of the Common Stock, and such Triggering Transaction has not been approved by a majority of the Non-Series B Directors (as defined in said Certificate of Designations and excluding natural persons who are Holder Parties or officers, directors or employees of entities that are Holder Parties) or (ii) the Triggering Transaction involves a grant, issuance or sale of Common Stock that has not been registered pursuant to the Securities Act of 1933, as amended, and an investment bank of national standing and reputation, engaged for fee by the Company pursuant to a written engagement letter, has not been consulted by the Company with respect to the structure of such Triggering Transaction and participated in the negotiation of such Triggering Transaction.

                  For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of
(x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of the Company's Series A Preferred Stock and Series B Convertible

Preferred Stock and (z) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 3.1(1) to (9), inclusive, at such time.

                  For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

                           (1)  In case the Company at any time shall in any
manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2)  In case the Company at any time shall in any
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3)  If the purchase price provided for in any
Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

                           (4)  On the expiration of any Option or the
termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5)  In case any Options shall be issued in
connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

                           (6)  In case any shares of Common Stock, Options or
Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor, less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving
corporation, the  amount  of  consideration   therefor  shall  be  deemed  to
be the value attributable to such shares in such merger, provided that, to the extent such value is not ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                           (7)  The number of shares of Common Stock
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

                           (8)  In case the Company shall declare a dividend or
make any other distribution upon the stock of the Company payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by Section 3.3 or 3.4), then in such case any Common Stock, Options or Convertible Securities, as the case
may be, issuable in payment of such dividend or   distribution   shall  be
deemed  to  have  been  issued  or  sold  without consideration.

                           (9)  For purposes of this Paragraph 3.1, in case the
Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  3.2. Dividends Not Paid Out of Earnings or Earned Surplus.
In the event the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the
making of appropriate deductions  for  minority  interests,   if  any,  in
subsidiaries but without increasing the same as a result of any write-up of assets related to such dividend or any gain from the sale of any capital assets related to such dividend (herein referred to as "Liquidating Dividends"), then, the Company shall pay to the holder of this Warrant, at the time such dividend is paid to the holders of the Common Stock, an amount equal to the product of (i) the number of shares of Common Stock that the holder of this Warrant would be entitled to acquire upon exercise of this Warrant at the Purchase Price then in effect and (ii) the aggregate value at such time of all Liquidating Dividends paid in respect of one share of Common Stock. For the purposes of this Paragraph 3.2, a dividend shall be considered payable out of earnings or earned surplus only if paid in cash and to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

                  3.3. Subdivisions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  3.4. Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holder of this Warrant) mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  3.5. No Adjustment for Exercise of Certain Options,
Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued or issuable to any person or entity, or deemed outstanding, under subparagraphs 3.1(1) to (9) inclusive: (i) on exercise of options outstanding on the date of issuance hereof to acquire up to 1,874,300 shares of Common Stock issued to employees of the Company pursuant to the Amended and Restated 1986 Employee Stock Option Plan of the Company (the "Stock Option Plan") or any options approved with the consent of the holders of record of a majority of the outstanding shares of Series B Preferred Stock;
(ii) pursuant to options granted to Richard E. Snyder under the Stock Option Plan, as amended by the Company's Board of Directors on January 31, 1996;
(iii) on conversion of the Series B Preferred Stock or the Series A Preferred Stock of the Company; (iv) as a dividend on the Series B Preferred Stock; or (v) on exercise of this Warrant.

                  3.6.  Notices of Record Date, Etc.  In the event that:

                           (1)  the Company shall declare any cash dividend
upon its Common Stock, or

                           (2)  the Company shall declare any dividend upon its
Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                           (3)  the Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                           (4)  there shall be any capital reorganization or
reclassification of the capital stock  of  the  Company,   including  any
subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                           (5)  there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holder of this Warrant:

(i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(ii) in the case of any such  reorganization,  reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable
upon  such  reorganization,   reclassification consolidation, merger, sale,
dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

                  3.7. Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

(i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

(ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

                  3.8. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

                  3.9. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed
(i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by the Nasdaq National Market, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

                  3.10. Officers' Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

                  4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

                  5.  RESERVATION  OF  STOCK,  ETC.,  ISSUABLE  ON  EXERCISE
OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

                  6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

                  7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

                  8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

                  (a) Subject to the legend appearing on the first page hereof, at any time beginning on the Earliest Exercise Date, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

                  (b) Subject to Section 8(a), any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

                  (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except, in each case, as provided herein.

                  (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

                  9. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

                  10.   MAILING  OF   NOTICES,   ETC.   All  notices  and
other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                  11. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

                  12. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  13. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of shares Common Stock issued upon exercise of this Warrant, and shall be enforceable by any such holder.

                  14. MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court of agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceablilty of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

                  15. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     [WESTERN PUBLISHING GROUP, INC.]



                                     By ___________________________
                                     Name:
                                     Title:


Dated:        ________


Attest:

______________________

         [To be signed only upon exercise of Warrant]



To [Western Publishing Group, Inc.]

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of [Western Publishing Group, Inc.] and herewith makes payment of $_______________________________ [specify amount of cash and/or number, market value and type of securities being paid or whether a cashless exercise is elected], and requests that the certificates for such shares be issued in the name of, and be delivered to_________________, whose address is ________________________.


Dated:_________________



                  _____________________________________
                  (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                  ________________________________
                            Address

         [To be signed only upon transfer of Warrant]



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________the right represented by the within Warrant to purchase the ____________________ shares of the Common Stock of [Western Publishing Group, Inc.] to which the within Warrant relates, and appoints ________________________________attorney to transfer said right on the books of [Western Publishing Group, Inc.] with full power of substitution in the premises.

Dated:
____________________




                  ____________________________
                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                   ____________________________
                            Address


In the presence of

________________________

Index of Defined Terms


ACT.....................................................................1
Common Stock............................................................1
Company.................................................................1
Convertible Securities..................................................5
Earliest Exercise Date..................................................1
Exercise Amount.........................................................2
Holder..................................................................1
Holder Parties..........................................................4
Liquidating Dividends...................................................8
Market Price............................................................2
Number of Common Shares Deemed Outstanding..............................4
Purchase Price..........................................................1
Purchase Rights........................................................11
Series B Preferred Stock................................................4
Stock Option Plan.......................................................9
Triggering Transaction..................................................4
WPV.....................................................................4

                                                                EXHIBIT C

                      REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of __________ __, 1996, is entered into by and among [Western Publishing Group, Inc.], a Delaware corporation (the "Company"), and Golden Press Holding, L.L.C., a Delaware limited liability company ("GP Holding").

                  WHEREAS, the Company has agreed to issue to GP Holding, shares of its Series B Convertible Preferred Stock ("Preferred Stock") and a Warrant (the "Warrant") to purchase shares of its Common Stock ("Common Stock") and to grant to GP Holding and any subsequent holders of such Preferred Stock and such Warrant certain rights to have such Preferred Stock, such Warrant and certain shares of Common Stock registered under the Securities Act of 1933, as amended (the "Act").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

                  SECTION 1.  Definitions.

                  As used in this Agreement:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) the term "Holder" shall mean any holder of Registrable Securities;

                  (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

                  (e)  the terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (f)  (the term "Registrable Securities" means
(i) any shares of Preferred Stock, (ii) any shares of Common Stock issued upon conversion of shares of Preferred Stock, (iii) the Warrant or any portion thereof, (iv) ny shares of Common Stock issued upon exercise of the Warrant or any portion thereof and (v) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities referred to in clauses (i) through (iv) above. For purposes of this Agreement, a person will be deemed to be a Holder whenever such person has the right to acquire directly or indirectly Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected;

                  (g) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 2, 3 and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

                  (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                   SECTION 2.  Demand Registration.

                   (a)  Request for Registration.  If the
Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                             (i) within five (5) days of receipt of such request, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                            (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2:

                                       (x)  In any particular jurisdiction in
                           which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder; or

                                       (y)  After the Company has effected
                           three (3) suchregistrations pursuant to this
                           Section 2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(b) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no absolute right to include any of its securities in any such registration.

                  The registration rights set forth in this Section 2 shall be assignable, in whole or in part, to any transferee of Registrable Securities who is a transferee of at least 5% of the then outstanding Registrable Securities, a member of GP Holding, an affiliate of E.M. Warburg, Pincus & Co., Inc. ("Warburg") or a limited or general partner of an investment fund affiliated with Warburg, and such transferee shall be bound by all obligations of this Section 2.

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a).

                  If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 2, or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors (other than Registrable Securities) of the Company and the securities held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares originally proposed to be registered by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable

Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  SECTION 3.  Company Registration.

                  (a) Request For Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                       (i)    promptly give to each of the Holders a
                  written notice thereof which shall describe in reasonable detail the proposed registration and distribution (including those jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                        (ii)    include in such registration (and any
                  related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein; provided, however, that GP Holding shall not be required to participate in such underwriting if GP Holding, or an affiliate of GP Holding who is a Holder, notifies the Company that it is seeking registration of its shares to enable it to distribute such shares to its members or to affiliates of Warburg or limited or general partners of investment funds affiliated with Warburg.
The Holders whose shares are to be included in such registration (other than GP

Holding if GP Holding, or an affiliate of GP Holding who is a Holder, elects not to participate in such underwriting) shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting as the representative deems necessary and appropriate. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities, securities held by holders who by contractual right demanded such registration ("Demanding Holders") and securities held by "Holders" under the Registration Rights Agreement, dated as of January __, 1996, between the Company, Richard A. Bernstein, and certain of his affiliates (the "Bernstein Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and the Bernstein Holders (if the Bernstein Holders are not Demanding Holders) shall be reduced, on a pro rata basis (based on the number of shares originally proposed to be registered by each such person), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) Number and Transferability. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 3. The registration rights granted pursuant to this Section 3 shall be assignable, in whole or in part, to any transferee of Registrable Securities who is a transferee of at least 5% of the then outstanding Registrable Securities, a member of GP Holding, an affiliate of Warburg or a limited or general partner of an investment fund affiliated with Warburg, and such transferee shall be bound by all obligations of this Section3.

                  SECTION 4.  Form S-3 and Shelf Registration.

                  (a) Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 for secondary sales. So long as the Company is so qualified, Holders shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject only to the following:

                             (i) The Company shall not be required to effect a registration pursuant to this Section 4(a) within 120 days of the effective date of the most recent registration pursuant to this Section 4(a) in which securities held by the requesting Holder could have been included for sale or distribution.

                            (ii) The Company shall not be required to effect a registration pursuant to this Section 4(a) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement. In such event, the Company shall have the right to defer the filing of the registration statement no more than once during any twelve (12) month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 4(a).

                           (iii) The Company shall not be obligated to effect any registration pursuant to this Section 4(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder.

                  The Company shall, within five (5) days of receipt of request for registration pursuant to this Section4(a), give written notice to all

Holders of the receipt of such request and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its diligent best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

                  (b) Shelf Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect a registration pursuant to Rule 415, or any successor rule under the Act, that would permit the sale of all or a part of the Registrable Securities from time to time:

                             (i) The Company shall use its best efforts to file with the Commission and thereafter to cause to be declared effective as promptly as practicable a registration statement on an appropriate form under the Act as reasonably determined by the Company relating to the offer and sale of the Registrable Securities by the Holders from time to time pursuant to Rule 415, or any successor rule under the Act, in accordance with the methods of distribution set forth in such registration statement (a "Shelf Registration Statement").

                            (ii) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of 18 months from the effective date thereof or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold. Notwithstanding any other provision hereof, the Company may postpone or suspend the filing or the effectiveness of the Shelf Registration Statement (or any amendments or supplements thereto) if (i)such action is required by applicable law, or
                  (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, other pending corporate developments, public filings with the Commission or other similar events, so long as the Company promptly thereafter complies with the requirements of Section 6(a)(v) hereof, if applicable. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it intentionally takes any action not contemplated by clause (i) or (ii) above that would result in holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the period.

                  SECTION 5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

                  SECTION 6.  Registration Procedures.

                  (a) In the case of each registration effected by the Company pursuant to this Agreement, the Company will:

                       (i) provide the Holders of Registrable Securities to be registered under the registration statement, their underwriters, if any, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto (reflecting in each such document such comments as such persons may reasonably propose), and provide each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act;

                       (ii) notify each Holder as to the filing of the registration statement and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

                       (iii) notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement becomes effective or when any amendment or supplement to any prospectus forming a part of such registration statement has been filed;

                       (iv) notify each Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                       (v) prepare and promptly file with the Commission, and promptly notify each Holder of the filing of, any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and, in addition, prepare and file with the Commission, promptly upon the written request of any Holder, any amendments or supplements to such registration statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

                       (vi) prepare promptly upon request of the Holders or any underwriters for the Holders such amendment or amendments to such registration statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                       (vii) advise each Holder promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

                       (viii) use its best efforts to qualify as soon as reasonably practicable the Registrable Securities included in the registration statement for sale under the blue sky or other state securities laws of such states and jurisdictions within the United States as shall be reasonably requested by any Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                       (ix) furnish each Holder, as soon as available, copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any Holder may from time to time reasonably request;

                       (x) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities, and (ii) a letter, dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if customarily given to holders of securities to be sold in a registration, to the Holders requesting registration of Registrable Securities;

                       (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provision of Section 11(a) of the Act; and

                       (xii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section 2(b) or 3(b), containing customary (y) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (z) representations, warranties, covenants, indemnities, terms and conditions, provided that the Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the Company shall also be conditions precedent to the obligations of such Holders, and provided further that such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders and such Holders' intended method of distribution and any other representation required by law.

                  (b) At its expense, the Company will: keep each registration effected by the Company pursuant to this Agreement effective for a period of nine (9) months or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such nine-month period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act.

                  SECTION 7.  Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each of the Holders, each of its officers, directors, partners, members, managers, agents, representatives and affiliates of the foregoing, each underwriter (as defined in the Act), if any, and each person controlling each of the Holders or such underwriter within the meaning of the Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, partners, members, managers, agents, representatives and their affiliates, each such underwriter and each person controlling any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (b) To the extent permitted by law, each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and representatives and each underwriter, if any, and each person controlling the Company or such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the

Company and such directors, officers, agents, representatives, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this
Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders, and provided further that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

                  (c)  Each party entitled to indemnification under this
Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that the obligations of each Holder shall be limited to an amount equal to the proceeds to such Holder from the sale of Registrable Securities as contemplated herein. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreements are subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                  (g) The obligations of the Company and the Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

                  (h) The foregoing indemnity agreements shall include reasonable fees and expenses of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

                  SECTION 8. Information by the Holders. Each of the Holders shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to use its reasonable best efforts:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                  (c) furnish to any Holder upon request, (i)a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act, (ii)a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents so filed by the Company and
                  (iii)such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                  SECTION 10. Assignability. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to any transferee or assignee of Registrable Securities who is a transferee or assignee of at least 5% of the then outstanding Registrable Securities, a member of GP Holding, an affiliate of Warburg or a limited or general partner of an investment fund affiliated with Warburg. The Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Holders.

                  SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 12.  Amendment.  Any modification,
amendment or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company and the Holders of not less than 50% of the Registrable Securities then outstanding, provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities.

                  SECTION 13.  Notices.  All notices, requests,
consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed or delivered by any nationally recognized overnight delivery service to the Company at:

                           to the Company:

                           [Western Publishing Group, Inc.]
                           444 Madison Avenue
                           Suite 601
                           New York, New York  10022
                           Telecopy:  (212) 888-5025
                           Attn:  Richard A. Bernstein

                           with a copy to:

                           James A. Cohen, Esq.
                           Senior Vice President - Legal Affairs
                           [Western Publishing Group, Inc.]
                           444 Madison Avenue
                           New York, New York  10022
                           Telecopy:  (212) 888-5025
                           and a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, New York  10028
                           Telecopy:  (212) 530-5219
                           Attn:  Lawrence Lederman, Esq.

and to each Holder at such address set forth on the signature page hereof or as shall be furnished in writing to the Company. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepared), personally delivered, or telegraphed, be effective four (4) days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied or delivered by any nationally recognized overnight delivery service, shall be effective upon actual receipt.

                  SECTION 14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 15.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  SECTION 16.  Severability.  Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 17.  Headings.  The various headings of
this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

                  SECTION 18.  Entire Agreement.  This Agreement
constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  IN WITNESS WHEREOF, the Company and each of the undersigned parties has executed this Agreement effective for all purposes as of the date first above written.


                          [WESTERN PUBLISHING GROUP, INC.]



                          By:
                              Name:
                              Title:


                          GOLDEN PRESS HOLDING, L.L.C.

                          By: WARBURG, PINCUS VENTURES, L.P
                          Member



                                  By:
                                      Name:
                                      Title:


                           Address for notices:

                           Golden Press Holding, L.L.C.
                           c/o Warburg, Pincus Ventures, L.P.
                           466 Lexington Avenue
                           New York, New York  10017
                           Telecopy:  (212) 878-9351
                           Attn:  Joanne R. Wenig

                           with a copy to:

                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York  10022
                           Telecopy:  (212) 821-8111
                           Attn:  Jack H. Nusbaum, Esq.

                     Index of Defined Terms



Act............................................................1
Bernstein Holders..............................................6
Commission.....................................................1
Common Stock...................................................1
Company........................................................1
Demanding Holders..............................................6
Exchange Act...................................................1
Final Prospectus..............................................15
GP Holding.....................................................1
Holder.........................................................1
Indemnified Party.............................................14
Indemnifying Party............................................14
Initiating Holder..............................................1
Other Stockholders.............................................4
Preferred Stock................................................1
Registrable Securities.........................................2
Registration Expenses..........................................2
Selling Expenses...............................................2
Shelf Registration Statement...................................8
Warburg........................................................3
Warrant........................................................1

                                                                      Exhibit D

                  [FORM OF OPINION OF WILLKIE FARR & GALLAGHER]




                                                              _________ __, 1996



Western Publishing Group, Inc.
444 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

                  We have acted as counsel to Golden Press Holding, L.L.C., a Delaware limited liability company ("GP Holding"), in connection with the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of January 31, 1996, between GP Holding and Western Publishing Group, Inc., a Delaware corporation (the "Company"), and the transactions contemplated thereby. This opinion is being delivered to you pursuant to
Section 6.2(c) of the Securities Purchase Agreement. Capitalized terms not otherwise defined herein are used as defined in the Securities Purchase Agreement.

                  In connection with this opinion, we have examined original copies of the following:

                  (a)      the Securities Purchase Agreement;

                  (b)      the Irrevocable Proxies;

                  (c)      the Series B Certificate of Designations;

                  (d)      the Warrant;

                  (e)      the Registration Rights Agreement; and

                  (f) the Registration Rights Agreement by and among the Company, Richard A. Bernstein ("Bernstein"), the Trust, fbo Richard A. Bernstein u/a March 16, 1978, Richard A. Bernstein and Stuart Turner, as trustees (the "Bernstein Trust"), The Richard A. and Amelia Bernstein Foundation, Inc. a not-for-profit corporation (the "Bernstein Foundation"), and the Trust fbo Richard A. Bernstein u/a Barry S. Bernstein dated April 5, 1986, Fleet National Bank of Connecticut, as trustee (the "Fleet Trust").

The agreements,  documents and instruments  referred to in clauses (a) through
(f) above are hereinafter collectively referred to as the "Transaction Documents". The Company, all of its subsidiaries, Bernstein, the Bernstein
Trust,   the  Bernstein   Foundation  and  the  Shawmut  Trust are  hereinafter
collectively referred to as the "Company Parties".

                  In connection with this opinion, we have also examined such documents and records of GP Holding and such agreements, certificates of public officials or officers or other representatives of GP Holding as we have deemed necessary or appropriate for the purposes of this opinion.

                  In our examination, we have assumed (i) the genuineness of all signatures of all parties other than the signatures of GP Holding on the Transaction Documents; (ii) the authenticity of all records, agreements, documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements by all parties other than the authorization, execution and delivery of the Transaction Documents by GP Holding; and (iv) the legal right and power of all parties under all applicable laws and regulations to enter into, execute and deliver such agreements and documents other than the legal right and power of GP Holding to enter into, execute and deliver the Transaction Documents. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon representations of GP Holding and of their respective officers and of public officials. We have further assumed (a) the absence of any requirement of consent, approval or authorization by any person or entity or by any Governmental Entity with respect to the Company Parties and (b) that the Transaction Documents are legal, valid and binding obligations of the Company Parties enforceable against in accordance with their respective terms.

                  Based upon the foregoing and subject to the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

                  1. GP Holding is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. GP Holding has the requisite power and authority to execute and deliver each Transaction Document to which it is party and to perform its obligations thereunder.

                  3. Each Transaction Document to which GP Holding is party has been duly executed and delivered on behalf of GP Holding, and the consummation of the transactions contemplated thereby have been duly authorized by all requisite actions on the part of GP Holding. Each Transaction Document to which GP Holding is party constitutes a legal, valid and binding obligation of GP Holding, enforceable against GP Holding in accordance with its terms.

                  4. The execution, delivery and performance by GP Holding of the Transaction Documents to which GP Holding is party do not and will not
(i) conflict with the constituent  documents of GP Holding,  (ii) contravene
(x) any state or federal law, rule or regulation or (y) any judgment, writ, injunction, decree or order of any Governmental Entity applicable to GP Holding of which we have knowledge or (iii) contravene, conflict with, result in a breach of or cause a default under any material contractual obligation known to us to which GP Holding is party.

                  5. The execution, delivery and performance by GP Holding of the Transaction Documents to which GP Holding is party do not and will not require any registration by GP Holding with, consent or approval of, or notice to, or other action by, any Governmental Entity, except routine filings required to be made after the date hereof to maintain good standing and to maintain or renew licenses and permits required for GP Holding to operate its business in the ordinary course of business.

                  The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

                  A. The  opinions  expressed  above  are  qualified  (i) by the effects of  applicable  bankruptcy,  insolvency,  reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) insofar as proceedings therefor may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, without limitation, principles of commercial reasonableness and an implied covenant of good faith and fair dealing. In addition, the enforcement of certain provisions, including those providing for indemnification, may be limited by public policy considerations. Such opinions are further subject to the qualification that certain remedial provisions of the Transaction Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any such Transaction Document in which any such provision is included, and such Transaction Documents contain adequate provisions for enforcing
payment  of  the  obligations   thereunder  and  for  the practical realization
of the rights and benefits afforded thereby.

                  B. We express no opinion as to any provisions of the Transaction Documents insofar as they relate to (i) the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Transaction Documents or (ii) the waiver of inconvenient forum.

                  We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than the laws of the State of New York, the United States of America or the DGCL.

                  No person other than you may rely or claim reliance upon this opinion letter. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter may not be quoted, distributed or disclosed, except to your counsel or, to the extent necessary, to an applicable regulatory authority or pursuant to legal process, without our prior written consent.

                  This  letter  speaks only as of the date hereof and is
limited to   present   statutes,    regulations   and    administrative   and
judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

                                Very truly yours,

                                                                      Exhibit E



             [FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY]



                                                         ____________ ___, 1996

Golden Press Holding, L.L.C.
466 Lexington Avenue
New York, New York 10017

                  Re:      Western Publishing Group, Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to Western Publishing Group, Inc., a Delaware corporation (the "Company"), and certain of its affiliates in connection with the Securities Purchase Agreement, dated as of January ___, 1996 (the "Securities Purchase Agreement"), between the Company and Golden Press Holding, L.L.C., a Delaware limited liability company ("GP Holding"), and the transactions contemplated thereby. This opinion is being delivered to you pursuant to Section 6.3(e) of the Securities Purchase Agreement. Capitalized terms not otherwise defined herein are used as defined in the Securities Purchase Agreement.

                  In connection with this opinion, we have examined original copies of the following:

                  a)        the Securities Purchase Agreement;

                  b)        the Irrevocable Proxies;

                  c)        the Series B Certificate of Designations;

                  d)        the Warrant;

                  e)        the Registration Rights Agreement;

                  f) the Registration Rights Agreement by and among the Company, Richard A. Bernstein ("Bernstein"), the Trust, fbo Richard A. Bernstein u/a March 16, 1978, Richard A. Bernstein and Stuart Turner, as trustees (the "Bernstein Trust"), The Richard A. and Amelia Bernstein Foundation, Inc., a not-for-profit corporation (the "Bernstein Foundation"), and the Trust fbo Richard A. Bernstein u/a Barry S. Bernstein dated April 5, 1986, Shawmut Bank Connecticut, N.A., as trustee (the "Shawmut Trust"); and

                  g) the Employment Agreement, dated the date hereof, between the Company and Richard E. Snyder (including any related stock option agreements).

The agreements, documents and instruments referred to in clauses (a) through
(g) above are hereinafter collectively referred to as the "Transaction Documents". The Company, all of its subsidiaries, Bernstein, the Bernstein Trust, the Bernstein Foundation and the Shawmut Trust are hereinafter collectively referred to as the "Company Parties".

                  In connection  with this  opinion,  we have also examined
such documents and records of the Company and each of the other  Company
Parties and such  agreements,   certificates  of  public  officials  or
officers or other representatives of the Company and each of the other Company Parties as we have deemed necessary or appropriate for the purposes of this opinion.

                  In our examination, we have assumed (i) the genuineness of all signatures of all parties other than the signatures of the Company on the Transaction Documents; (ii) the authenticity of all records, agreements, documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements by all parties other than the authorization, execution and delivery of the Transaction Documents by the Company; and (iv) the legal right and power of all parties under all applicable laws and regulations to enter into, execute and deliver all agreements and documents other than the legal right and power of the Company to enter into, execute and deliver the Transaction Documents. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon representations of the Company Parties and of their respective officers and of public officials. We have further assumed (a) the absence of any requirement of consent, approval or authorization by any person or entity or by any Governmental Entity with respect to all parties other than the Company and (b) that the Transaction Documents are legal, valid and binding obligations of all parties other than the Company Parties enforceable against such parties in accordance with their respective terms.

                  Based upon and subject to the foregoing and subject also to the assumptions, qualifications and exceptions set forth below, and having considered such questions of law as we deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                           1.        Each of the Company, Penn Corporation and
Western Publishing Company, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

                           2.        The Company has the requisite corporate
power and authority to execute and deliver each Transaction Document to which it is party and to perform its obligations thereunder.

                           3.        Each Transaction Document to which the
Company is party has been duly executed and delivered on behalf of the Company, and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate actions on the part of the Company. Each Transaction Document to which any of the Company Parties is party constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                           4.        The Series B Certificate of Designations
is effective in accordance with the DGCL, and all the New Preferred Shares and all the shares of Company Common Stock issuable upon conversion of the New Preferred Shares and in payment of stock dividends in respect thereof and upon exercise of the Warrant will be, when so issued in accordance with the terms of the applicable Transaction Documents, duly authorized, validly issued, fully paid and nonassessable. The Company has duly reserved 8,880,000 shares of Company Common Stock for issuance upon conversion of the New Preferred Stock and in payment of stock dividends in respect thereof and 3,000,000 shares of Company Common Stock for issuance upon exercise of the Warrant.

                           5.        All the outstanding shares of capital
stock of each of Penn Corporation and Western Publishing Company, Inc. have been duly authorized, validly issued, fully paid and nonassessable and (except as specified in Section 3.3 of the Company Disclosure Schedule) are owned of record, and, to our knowledge, beneficially, directly or indirectly, by the Company, and, to our knowledge, are free and clear of any claims, liens, charges, security interests or the legal or equitable encumbrances, limitations or restrictions. [To be given by Jim Cohen in his capacity as Senior Vice President of Legal Affairs of the Company.]

                           6.        The execution, delivery and performance by
the Company of the Transaction Documents to which it is party (including the proposed redemption of the Company Preferred Stock by the Company) do not and will not (i) conflict with the constituent documents of such party,
(ii)  contravene  any New York State or federal law, rule or regulation or
(iii) contravene, conflict with, result in a breach of or cause a default under any material contractual obligation known to us to which Company is party.

                           7.        The execution, delivery and performance by
each Company Party of the Transaction Documents to which it is party do not and will not require any registration with, consent or approval of, or notice to, or other action by, any Governmental Entity, except (i) filing of the Company Proxy Statement with the Commission, (ii) routine corporate filings required to be made after the date hereof to maintain good standing and to maintain or renew licenses and permits required for the Company and its subsidiaries to operate their business in the ordinary course of business and
(iii) in compliance with the HSR Act.

                           8.        Based upon the representations and
warranties of the Company and GP Holding contained in the Securities Purchase Agreement, the issuance and sale by the Company of the New Preferred Stock and the Warrant, in the manner and under the circumstances contemplated by the Securities Purchase Agreement, is exempt from the registration requirements of Section 5 of the Securities Act. For the purposes of this paragraph 8, we have assumed that (a) the issuance and sale by the Company of the New Preferred Stock and the Warrant on the date hereof will be conducted solely in the manner contemplated and intended in the Securities Purchase Agreement and (b) GP Holding will not offer, transfer, sell or otherwise dispose of any of the New Preferred Stock or the Warrant except in accordance with the terms of the Securities Purchase Agreement.

                  In addition, we have reviewed that certain letter from the Company to Mr. Roman Chojnacki dated December 20, 1993 that has been furnished to us by the Company (the "First Chojnacki Letter") and that certain letter from the Company to Mr. Roman Chojnacki dated July 8, 1994 (the "Second Chojnacki Letter"). We have been advised by the Company, and assume for purposes of the opinion set forth in this paragraph, that letters substantially similar to the First Chojnacki Letter were delivered by the Company to a number of employees (such letters, together with the First Chojnacki Letter, being referred to herein as the "Change of Control Benefits Agreements"). We have also been advised by the Company and assume for purposes of the opinion set forth in this paragraph, that each recipient of a Change of Control Benefits Agreement also received a letter from the Company substantially similar to the Second Chojnacki Letter. Subject to (i) the foregoing assumptions, (ii) equitable considerations arising out of the individual circumstances of which we are not aware and (iii) the fact that the applicable laws of other jurisdictions may be different from those of the State of New York with respect to the matters to which this paragraph relates, and having considered such questions of law as we deemed necessary as a basis for the opinion set forth in this paragraph, we are of the opinion that the Change of Control Benefits Agreements have been effectively rescinded by the Company such that no person has or will in the future
become eligible  for  the  benefits   described  in  the  Change  of  Control
Benefits Agreements.

                  The   foregoing   opinions   are  subject  to  the
following assumptions, qualifications and exceptions:

                  A. The opinions expressed above are qualified (i) by the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) insofar as proceedings therefor may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, without limitation, principles of commercial reasonableness and an implied covenant of good faith and fair dealing. In addition, the enforcement of certain provisions, including those providing for indemnification, may be limited by public policy considerations. Such opinions are further subject to the qualification that certain remedial provisions of the Transaction
Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any such Transaction Document in which any such provision is included, and such Transaction Documents contain adequate provisions for
enforcing   payment  of  the  obligations   thereunder  and  for  the
practical realization of the rights and benefits afforded thereby.

                  B. We express no opinion as to any provisions of the Transaction Documents insofar as they relate to (i) the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Transaction Documents or (ii) the waiver of inconvenient forum.

                  We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than the laws of the State of New York, the United States of America or the DGCL.

                  No person, other than you, any holder from time to time of the New Preferred Stock, the Warrant or the Company Common Stock issued upon conversion or exercise thereof or payment of stock dividends in respect thereof and Richard E. Snyder in respect of the Employment Agreement, may rely or claim reliance upon this opinion letter. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter may not be quoted, distributed or disclosed, except to your counsel, to transferees of the New Preferred Stock, the Warrant or the Company Common Stock issuable upon exchange of the New Preferred Stock or as a stock dividend thereon or upon conversion of the Warrant, to the extent necessary, to an applicable regulatory authority or pursuant to legal process, without our prior written consent.

                  This  letter  speaks only as of the date hereof and is
limited to   present   statutes,    regulations   and    administrative   and
judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

                                        Very truly yours,